                                                                     Exhibit 4.8

                           MIKOHN GAMING CORPORATION
                                  (as Issuer)

                            Casino Excitement, Inc.
                             Games of Nevada, Inc.
                                   MGC, Inc.
                          Mikohn International, Inc.
                                 Mikohn Nevada
                            Progressive Games, Inc.




                              (each a Guarantor)

                                 $105,000,000

                     11.875% Senior Secured Notes due 2008

                                 _____________

                                   INDENTURE

                          Dated as of August 22, 2001

                                 _____________

                              FIRSTAR BANK, N.A.


                                 (as Trustee)

                               TABLE OF CONTENTS

                                                                                                          Page
ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE.....................................................    2
SECTION 1.1    DEFINITIONS ..............................................................................    2
SECTION 1.2    OTHER DEFINITIONS ........................................................................   24
SECTION 1.3    INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT ........................................   25
SECTION 1.4    RULES OF CONSTRUCTION ....................................................................   25
SECTION 1.5    GAMING APPROVALS .........................................................................   26
ARTICLE II THE NOTES.....................................................................................   26
SECTION 2.1    FORM AND DATING ..........................................................................   26
SECTION 2.2    EXECUTION AND AUTHENTICATION .............................................................   27
SECTION 2.3    REGISTRAR, PAYING AGENT AND DEPOSITARY ...................................................   27
SECTION 2.4    PAYING AGENT TO HOLD MONEY IN TRUST ......................................................   27
SECTION 2.5    HOLDER LISTS .............................................................................   28
SECTION 2.6    TRANSFER AND EXCHANGE ....................................................................   28
SECTION 2.7    REPLACEMENT NOTES ........................................................................   41
SECTION 2.8    OUTSTANDING NOTES ........................................................................   41
SECTION 2.9    TREASURY NOTES ...........................................................................   41
SECTION 2.10   TEMPORARY NOTES ..........................................................................   42
SECTION 2.11   CANCELLATION .............................................................................   42
SECTION 2.12   DEFAULTED INTEREST .......................................................................   42
SECTION 2.13   CUSIP NUMBERS ............................................................................   43
SECTION 2.14   ISSUANCE OF ADDITIONAL NOTES .............................................................   43
ARTICLE III REDEMPTION...................................................................................   43
SECTION 3.1    NOTICES TO TRUSTEE .......................................................................   43
SECTION 3.2    SELECTION OF NOTES TO BE REDEEMED ........................................................   44
SECTION 3.3    NOTICE OF REDEMPTION .....................................................................   44
SECTION 3.4    EFFECT OF NOTICE OF REDEMPTION ...........................................................   45
SECTION 3.5    DEPOSIT OF REDEMPTION PRICE ..............................................................   45
SECTION 3.6    NOTES REDEEMED IN PART ...................................................................   45
SECTION 3.7    OPTIONAL REDEMPTION ......................................................................   46
SECTION 3.8    NO MANDATORY REDEMPTION ..................................................................   47
SECTION 3.9    REGULATORY REDEMPTION ....................................................................   47
ARTICLE IV COVENANTS.....................................................................................   47
SECTION 4.1    PAYMENT OF NOTES .........................................................................   47
SECTION 4.2    MAINTENANCE OF OFFICE OR AGENCY ..........................................................   48
SECTION 4.3    SEC REPORTS AND REPORTS TO HOLDERS .......................................................   48
SECTION 4.4    COMPLIANCE CERTIFICATE ...................................................................   49
SECTION 4.5    TAXES ....................................................................................   49
SECTION 4.6    STAY, EXTENSION AND USURY LAWS ...........................................................   49
SECTION 4.7    LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS
               AND DISQUALIFIED CAPITAL STOCK ...........................................................   50
SECTION 4.8    LIMITATION ON LIENS ......................................................................   51
SECTION 4.9    LIMITATION ON RESTRICTED PAYMENTS ........................................................   51

SECTION 4.10   LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES ...........    53
SECTION 4.11   LIMITATION ON LINES OF BUSINESS ..........................................................   54
SECTION 4.12   LIMITATION ON TRANSACTIONS WITH AFFILIATES ...............................................   54
SECTION 4.13   LIMITATION ON SALE OF ASSETS AND SUBSIDIARY STOCK ........................................   55
SECTION 4.14   LIMITATION ON SALE-LEASEBACK TRANSACTIONS ................................................   57
SECTION 4.15   LIMITATION ON LAYERING INDEBTEDNESS ......................................................   58
SECTION 4.16   REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER UPON A CHANGE OF CONTROL .................   58
SECTION 4.17   REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER FROM EXCESS CASH FLOW ....................   59
SECTION 4.18   SUBSIDIARY GUARANTORS ....................................................................   60
SECTION 4.19   LIMITATION ON STATUS AS INVESTMENT COMPANY ...............................................   60
SECTION 4.20   MAINTENANCE OF PROPERTIES AND INSURANCE ..................................................   60
SECTION 4.21   CORPORATE EXISTENCE ......................................................................   61
SECTION 4.22   MINIMUM LIQUIDITY ........................................................................   61
ARTICLE V SUCCESSORS.....................................................................................   61
SECTION 5.1    MERGER, CONSOLIDATION OR SALE OF ASSETS ..................................................   61
SECTION 5.2    SUCCESSOR CORPORATION SUBSTITUTED ........................................................   62
ARTICLE VI DEFAULTS AND REMEDIES.........................................................................   62
SECTION 6.1    EVENTS OF DEFAULT ........................................................................   62
SECTION 6.2    ACCELERATION .............................................................................   64
SECTION 6.3    OTHER REMEDIES ...........................................................................   65
SECTION 6.4    WAIVER OF PAST DEFAULTS ..................................................................   65
SECTION 6.5    CONTROL BY MAJORITY ......................................................................   66
SECTION 6.6    LIMITATION ON SUITS ......................................................................   66
SECTION 6.7    RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT ............................................   67
SECTION 6.8    COLLECTION SUIT BY TRUSTEE ...............................................................   67
SECTION 6.9    TRUSTEE MAY FILE PROOFS OF CLAIM .........................................................   67
SECTION 6.10   PRIORITIES ...............................................................................   68
SECTION 6.11   UNDERTAKING FOR COSTS ....................................................................   68
ARTICLE VII TRUSTEE......................................................................................   68
SECTION 7.1    DUTIES OF TRUSTEE ........................................................................   68
SECTION 7.2    RIGHTS OF TRUSTEE ........................................................................   69
SECTION 7.3    INDIVIDUAL RIGHTS OF TRUSTEE .............................................................   70
SECTION 7.4    TRUSTEE'S DISCLAIMER .....................................................................   71
SECTION 7.5    NOTICE OF DEFAULTS .......................................................................   71
SECTION 7.6    REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES ...............................................   71
SECTION 7.7    COMPENSATION AND INDEMNITY ...............................................................   71
SECTION 7.8    REPLACEMENT OF TRUSTEE ...................................................................   72
SECTION 7.9    SUCCESSOR TRUSTEE BY MERGER, ETC .........................................................   73
SECTION 7.10   ELIGIBILITY; DISQUALIFICATION ............................................................   73
SECTION 7.11   PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY ........................................   74
ARTICLE VIII LEGAL DEFEASANCE AND COVENANT DEFEASANCE....................................................   74
SECTION 8.1    OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE .................................   74

SECTION 8.2    LEGAL DEFEASANCE AND DISCHARGE ...........................................................   74
SECTION 8.3    COVENANT DEFEASANCE ......................................................................   74
SECTION 8.4    CONDITIONS TO LEGAL OR COVENANT DEFEASANCE ...............................................   75
SECTION 8.5    DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER
               MISCELLANEOUS PROVISIONS..................................................................   76
SECTION 8.6    REPAYMENT TO COMPANY .....................................................................   77
SECTION 8.7    REINSTATEMENT ............................................................................   77
ARTICLE IX AMENDMENT, SUPPLEMENT AND WAIVER..............................................................   78
SECTION 9.1    WITHOUT CONSENT OF HOLDERS OF NOTES ......................................................   78
SECTION 9.2    WITH CONSENT OF HOLDERS OF NOTES .........................................................   78
SECTION 9.3    COMPLIANCE WITH TRUST INDENTURE ACT ......................................................   80
SECTION 9.4    REVOCATION AND EFFECT OF CONSENTS ........................................................   80
SECTION 9.5    NOTATION ON OR EXCHANGE OF NOTES .........................................................   81
SECTION 9.6    TRUSTEE TO SIGN AMENDMENTS, ETC ..........................................................   81
ARTICLE X COLLATERAL AND SECURITY AND GUARANTY...........................................................   81
SECTION 10.1   COLLATERAL AGREEMENTS; SECURITY INTERESTS ................................................   81
SECTION 10.2   FURTHER ASSURANCES AND SECURITY ..........................................................   83
SECTION 10.3   OPINIONS .................................................................................   84
SECTION 10.4   RELEASE OF COLLATERAL ....................................................................   84
SECTION 10.5   CERTIFICATES OF THE COMPANY ..............................................................   85
SECTION 10.6   AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE COLLATERAL
               AGREEMENTS ...............................................................................   85
SECTION 10.7   AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE COLLATERAL AGREEMENTS .........   85
SECTION 10.8   GUARANTEES ...............................................................................   86
SECTION 10.9   EXECUTION AND DELIVERY OF GUARANTEES .....................................................   87
SECTION 10.10  GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS .......................................   87
SECTION 10.11  RELEASE OF GUARANTORS.....................................................................   88
SECTION 10.12  LIMITATION OF GUARANTOR'S LIABILITY; CERTAIN BANKRUPTCY EVENTS ...........................   89
SECTION 10.13  APPLICATION OF CERTAIN TERMS AND PROVISIONS TO THE GUARANTORS ............................   89
ARTICLE XI MISCELLANEOUS.................................................................................   90
SECTION 11.1   TRUST INDENTURE ACT CONTROLS..............................................................   90
SECTION 11.2   NOTICES ..................................................................................   90
SECTION 11.3   COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.............................   91
SECTION 11.4   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT........................................   91
SECTION 11.5   STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.............................................   92
SECTION 11.6   RULES BY TRUSTEE AND AGENTS...............................................................   92
SECTION 11.7   NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS..................   92
SECTION 11.8   GOVERNING LAW.............................................................................   92
SECTION 11.9   NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS ............................................   93
SECTION 11.10  SUCCESSORS................................................................................   93
SECTION 11.11  SEVERABILITY .............................................................................   93

SECTION 11.12  COUNTERPART ORIGINALS ....................................................................   93
SECTION 11.13  TABLE OF CONTENTS, HEADINGS, ETC .........................................................   93
EXHIBIT A [FORM OF NOTE].................................................................................  A-1
EXHIBIT B FORM OF UNIT CERTIFICATE.......................................................................  B-1
EXHIBIT C FORM OF CERTIFICATE OF TRANSFER................................................................  C-1
EXHIBIT D FORM OF CERTIFICATE OF EXCHANGE................................................................  D-1
EXHIBIT E FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR...........................  E-1
EXHIBIT F FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS........................  F-1

                            CROSS-REFERENCE TABLE*

TIA Section                                                                                                 Indenture Section
-----------                                                                                                 -----------------
310 (a)(1)......................................................................................             7.10
    (a)(2)......................................................................................             7.10
    (a)(3)......................................................................................             N.A.
    (a)(4)......................................................................................             N.A.
    (a)(5)......................................................................................        7.8; 7.10
    (b).........................................................................................  7.8; 7.10; 11.2
    (c).........................................................................................             N.A.
311 (a).........................................................................................             7.11
    (b).........................................................................................             7.11
    (c).........................................................................................             N.A.
312 (a).........................................................................................              2.5
    (b).........................................................................................             11.3
    (c).........................................................................................             11.3
313 (a).........................................................................................              7.6
    (b)(1)......................................................................................             N.A.
    (b)(2)......................................................................................              7.6
    (c).........................................................................................        7.6; 11.2
    (d).........................................................................................              7.6
314 (a).........................................................................................   4.3; 4.4; 11.2
    (b).........................................................................................             N.A.
    (c)(1)......................................................................................             11.4
    (c)(2)......................................................................................             11.4
    (c)(3)......................................................................................             N.A.
    (d).........................................................................................             N.A.
    (e).........................................................................................             11.5
    (f).........................................................................................             N.A.
315 (a).........................................................................................           7.1(b)
    (b).........................................................................................        7.5; 11.2
    (c).........................................................................................           7.1(a)
    (d).........................................................................................           7.1(c)
    (e).........................................................................................             6.11
316 (a)(last sentence)..........................................................................              2.9
    (a)(1)(A)...................................................................................              6.5
    (a)(1)(B)...................................................................................              6.4
    (a)(2)......................................................................................             N.A.
    (b).........................................................................................              6.7
    (c).........................................................................................              6.4
317 (a)(1)......................................................................................              6.8
    (a)(2)......................................................................................              6.9
    (b).........................................................................................              2.4
318 (a).........................................................................................             11.1
    (c).........................................................................................             11.1

_________________________________
N.A. means not applicable
*This Cross-Reference table shall not, for any purpose, be deemed to be part of this Indenture.

     INDENTURE, dated as of August 22, 2001, among Mikohn Gaming Corporation, a Nevada corporation (the "Company"), the Guarantors (as defined), and Firstar Bank, N.A., as trustee (the "Trustee").

     Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 11.875% Series A Senior Secured Notes due 2008 (the "Series A Notes") and the 11.875% Series B Senior Secured Notes due 2008 (the "Series B Notes" and, together with the Series A Notes, the "Notes"):

                                   ARTICLE I

                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.1   DEFINITIONS

     "144A Global Note" means one or more Global Notes bearing the Private Placement Legend, that will be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

     "Accrued Bankruptcy Interest" means, with respect to any Indebtedness, all interest accruing thereon after the filing of a petition by or against the Company or any of its Subsidiaries or any Parent under any Bankruptcy Law, in accordance with and at the rate (including any rate applicable upon any default or event of default, to the extent lawful) specified in the documents evidencing or governing such Indebtedness, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such Bankruptcy Law.

     "Acquired Indebtedness" means Indebtedness (including Disqualified Capital Stock) of any Person existing at the time such Person becomes a Subsidiary of the Company, including by designation, or is merged or consolidated into or with the Company or one of its Subsidiaries.

     "Acquisition" means the purchase or other acquisition of any Person or all or substantially all the assets of any Person by any other Person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

     "Additional Notes" means additional Notes which may be issued after the Issue Date pursuant to this Indenture (other than pursuant to an Exchange Offer or otherwise in exchange for or in replacement of outstanding Notes). All references herein to "Notes" shall be deemed to include Additional Notes.

     "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise; provided, that with respect to ownership interest in the Company and its Subsidiaries, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to possess control. Notwithstanding the foregoing, "Affiliate" shall not include Wholly Owned Subsidiaries.

     "Agent" means any Registrar, Paying Agent or co-registrar.

     "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange at the relevant time.

     "Attributable Indebtedness" in respect of a sale-leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale-leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP."

     "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (1) the sum of the products (a) of the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (2) the sum of all such principal (or redemption) payments.

     "Bankruptcy Code" means the United States Bankruptcy Code, codified at 11 U.S.C. (S)101-1330, as amended.

     "Bankruptcy Law" means Title 11, U.S. Code, or any similar Federal, state or foreign law for the relief of debtors.

     "Beneficial Owner" or "beneficial owner" for purposes of the definition of Change of Control and Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not otherwise applicable.

     "Board of Directors" means, with respect to any Person, the board of directors (or, if such Person is not a corporation, the equivalent board of managers or members or body performing similar functions for such Person) of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the board of directors of such Person.

     "Broker-Dealer" means any broker-dealer that receives Exchange Notes for its own account in the Exchange Offer in exchange for Notes that were acquired by such broker-dealer as a result of market-making or other trading activities.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

     "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness that is not itself otherwise capital stock), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

     "Cash Equivalent" means:

          (1) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof); or

          (2) time deposits, certificates of deposit, bankers' acceptances and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000; or

          (3) commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc.;

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in (1) and (2) above entered into with any financial institution meeting the qualifications specified in
     (2) above; or

          (5) money market funds, substantially all of the assets of which constitute Cash Equivalents of the kinds described in (1) through (4) of this definition; and in the case of each of (1), (2), and (3) maturing within one year after the date of acquisition.

     "Change of Control" means: (A) any "person" (including any group that is deemed to be a "person") is or becomes the "beneficial owner," directly or indirectly, of more than 35% of the aggregate Voting Equity Interests of the Company (including as a result of any merger or consolidation of the Company with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the Company's assets, on a consolidated basis, in one transaction or a series of related transactions), (B) the Continuing Directors cease for any reason to constitute a majority of the Company's Board of Directors then in office, (C) the Company adopts a plan of liquidation or (D) any merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all of the Company's assets to another Person, if the Company's Voting Equity Interests that are outstanding immediately prior to such transaction are changed into or exchanged for, cash, securities or property, unless pursuant to such transaction such Voting Equity Interests are changed into or exchanged for, in addition to any other consideration, securities of the Surviving Person or transferee that represent, immediately after such transaction, a majority of the aggregate voting power of the Voting Equity Interests of the Surviving Person or transferee. As used in this definition, "person" (including any group that is deemed to be a "person") has the meaning given by Sections 13(d) of the Exchange Act, whether or not applicable.

     "Clearstream" means Clearstream Banking Luxembourg, or its successors.

     "Collateral" means any assets of the Company or any Subsidiary of the Company defined as "Collateral" in any of the Collateral Agreements and assets from time to time on which a Lien exists as security for any of the Obligations hereunder or under the Notes or the Collateral Agreements or the Note Registration Rights Agreement; provided, that,

     "Collateral" shall not included Excluded Assets (other than assets described in clause (ii) of the definition of "Excluded Assets" to the extent the Company and its Subsidiaries are required to secure the Notes with a Lien on such assets pursuant to Section 10.1(c) hereof).

     "Collateral Agent" means the collateral agent and/or trustee under the Collateral Agreements.

     "Collateral Agreements" means, collectively, that certain Pledge and Security Agreement and any other agreements, instruments, financing statements or other documents that evidence, set forth or limit the Lien of the Trustee in the Collateral.

     "Consolidation" means, with respect to the Company, the consolidation of the accounts of the Subsidiaries with those of the Company, all in accordance with GAAP; provided, that "consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Company. The term "consolidated" has a correlative meaning to the foregoing.

     "Consolidated Cash and Cash Equivalents" means, as of any Liquidity Calculation Date, the cash and Cash Equivalents that would be shown on the consolidated balance sheet of the Company prepared in accordance with GAAP as of such Liquidity Calculation Date.

     "Consolidated EBITDA" means, with respect to any Person, for any period, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of

          (1) Consolidated income tax expense;

          (2) Consolidated depreciation and amortization expense;

          (3) Consolidated Interest Expense; and

          (4) all other non-cash charges attributable to the grant, exercise or repurchase of options for or shares of Qualified Capital Stock to or from employees of such Person and its Consolidated Subsidiaries; less the amount of all cash payments made by such Person or any of its Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period; provided, that consolidated income tax expense and depreciation and amortization of a Subsidiary that is a less than Wholly Owned Subsidiary shall only be added to the extent of the equity interest of the Company in such Subsidiary.

     "Consolidated Interest Expense" of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of:

     (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such Person and its Consolidated Subsidiaries during such period, including (1) original issue discount and non-cash interest payments or accruals on any Indebtedness; (2) the interest portion of all deferred payment obligations; and (3) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period; and

     (b) the amount of dividends accrued or payable (or guaranteed) by such Person or any of its Consolidated Subsidiaries in respect of Preferred Stock (other than by Subsidiaries of the Company to the Company or a Guarantor).

For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in good faith by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

     "Consolidated Net Income" means, with respect to any Person for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication):

     (a) all gains (but not losses) which are either extraordinary (as determined in accordance with GAAP) or are unusual and nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock);

     (b) the net income, if positive, of any Person, other than a Consolidated Subsidiary, in which such Person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a Consolidated Subsidiary of such Person during such period, but in any case not in excess of such Person's pro rata share of such Person's net income for such period;

     (c) the net income or loss of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition;

     (d) the net income, if positive, of any of such Person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary; and

     (e) all dividends and distributions from any Unrestricted Subsidiary for such period that are a net reduction in Investments of such Person made in such Unrestricted Subsidiary.

     "Consolidated Net Worth" of any Person at any date means the aggregate consolidated stockholders' equity of such Person (plus amounts of equity attributable to preferred stock) and its Consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such Person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity) (a) the amount of any such stockholders' equity attributable to Disqualified Capital Stock or treasury stock of such Person and its Consolidated Subsidiaries; (b) all upward revaluations and other write-ups in the book value of any asset of such Person or a Consolidated Subsidiary of such Person subsequent to the Issue Date; and (c) all investments in Subsidiaries that are not Consolidated Subsidiaries and in Persons that are not Subsidiaries.

     "Consolidated Subsidiary" means, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

     "Continuing Director" means during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, including new directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of the assets of the Company, if such agreement was approved by a vote of such majority of directors).

     "Credit Agreement" means any credit agreement entered into after the Issue Date as a replacement of the credit agreement, dated August 28, 1998 by and among the Company, certain of its Subsidiaries, certain financial institutions and First Source Financial LLP, as agent (the "Existing Credit Agreement"), including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such replacement credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include agreements in respect of Interest Swap and Hedging Obligations with lenders (or Affiliates thereof) party to the Credit Agreement and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Agreement and all refundings, refinancings and replacements of any Credit Agreement, including any credit agreement:

          (1) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby;

          (2) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns;

          (3) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder; provided, that on the date such Indebtedness is incurred it would not be prohibited by Section 4.7; or

          (4) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of this Indenture.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Definitive Note" means one or more certificated Notes registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, in the form of Exhibit A hereto except that such Note shall not include the information called for by footnotes 3, 4 and 9 thereof.

     "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, until a successor will have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" will mean or include such successor.

     "Disqualified Capital Stock" means with respect to any Person, (a) Equity Interests of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased by such Person or any of its Subsidiaries, in whole or in part, on or prior to 91 days following the Stated Maturity of the Notes and (b) any Equity Interests of any Subsidiary of such Person other than any common equity with no preferences, privileges, and no redemption or repayment provisions. Notwithstanding the foregoing, any Equity Interests that would constitute Disqualified Capital Stock solely because the holders thereof have the right to require the Company to repurchase such Equity Interests upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Capital Stock if the terms of such Equity Interests provide that the Company may not repurchase or redeem any such Equity Interests pursuant to such provisions prior to the Company's purchase of the Notes as are required to be purchased pursuant to Section 4.13 and Section 4.16.

     "Distribution Compliance Period" means the 40-day restricted period as defined in Regulation S.

     "Eligible Revolving Facility" means, for any Liquidity Calculation Date, any revolving loan agreement that makes credit available to the Company, which loan agreement (1) was not, on such Liquidity Calculation Date, in default (unless such default was cured or waived on or prior to the following Liquidity Determination Date), and (2) does not, by its terms, expire or terminate on or prior to the next Interest Payment Date.

     "Equity Interests" means Capital Stock or partnership, participation or membership interests and all warrants, options or other rights to acquire Capital Stock or partnership, participation or membership interests (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock or partnership, participation or membership interests).

     "Euroclear" means Euroclear Bank S.A./N.V., or its successor, as operator of the Euroclear system.

     "Event of Loss" means, with respect to any property or asset, any (1) loss, destruction or damage of such property or asset or (2) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

     "Excess Cash Flow" means, with respect to the Company for any fiscal year, the Consolidated EBITDA of the Company and its Consolidated Subsidiaries for such period; minus (1) Consolidated Interest Expense of the Company and its Consolidated Subsidiaries that is paid during such period; minus (2) up to $2,000,000 in capital expenditures of the Company and its Consolidated Subsidiaries that are actually paid during such period (excluding any capital expenditures made with the proceeds from the sale of the Notes); minus (3) capital expenditures that are actually paid during such period (excluding any such capital expenditures made with the proceeds from the sale of the Notes) for slot machines and table games leased to third parties together with signage directly associated with such slot machines and table games; minus (4) Consolidated income tax expense for such period, minus; (5) scheduled or required principal payments on Indebtedness permitted to be incurred pursuant to this Indenture; minus (6) the aggregate principal amount, premium and Liquidated Damages, if any, paid in connection with an optional redemption of the Notes made pursuant to Section 3.7 during the fiscal year preceding such Excess Cash Flow Offer; minus (7) the aggregate principal amount, premium and Liquidated Damages, if any, paid by the Company during the fiscal year preceding such Excess Cash Flow Offer in connection with Notes repurchased pursuant to a Change of Control Offer as described in Section 4.16; and minus (8) the aggregate redemption price and Liquidated Damages, if any, paid in connection with a Regulatory Redemption made pursuant to Section 3.9 during the fiscal year preceding such Excess Cash Flow Offer.

     "Exercise Price" has the meaning given to that term in the Warrant
Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Offer" means an offer that may be made by the Company pursuant to the Note Registration Rights Agreement to Exchange Notes for Series A Notes.

     "Exchange Offer Registration Statement" shall have the meaning set forth in the Note Registration Rights Agreement.

     "Excluded Assets" means (i) cash and deposit accounts; (ii) assets secured by Purchase Money Obligations or Capitalized Lease Obligations permitted to be incurred under this Indenture; (iii) all Gaming Licenses; and (iv) any assets, agreements, leases, permits, licenses or other assets or property that cannot be subjected to a Lien under the Collateral Agreements without the consent of third parties, which consent has not been obtained (including from applicable gaming authorities) including any of the Company's interests in participating gaming device leases (other than to the extent that any term requiring such consent under such assets, agreements, leases, permits, licenses or other assets or property would be rendered ineffective pursuant to Sections 9-406 or 9-408 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy
Code) or principles of equity); provided, that Excluded Assets does not include the proceeds of the assets under clauses (ii); (iii) or (iv) or of any other Collateral to the extent such proceeds do not constitute Excluded Assets.

     "Exempted Affiliate Transaction" means (a) customary employee compensation arrangements approved by a majority of independent (as to such transactions) members of the Board of Directors of the Company; (b) dividends permitted under
Section 4.9 and payable, in form and amount, on a pro rata basis to all holders of common stock of the Company; and (c) transactions solely between or among the Company and any of its Consolidated Subsidiaries or solely among Consolidated Subsidiaries of the Company.

     "Existing Indebtedness" means the Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date, including Indebtedness under the Existing Credit Agreement, reduced to the extent such amounts are repaid, refinanced or retired.

     "Foreign Subsidiary" means any Subsidiary of the Company which (i) is not organized under the laws of the United States, any state thereof or the District of Columbia and (ii) conducts substantially all of its business operations outside the United States of America.

     "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Company.

     "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect at the time.

     "Gaming Authorities" means the Nevada State Gaming Control Board, the Nevada Gaming Commission, the Mississippi Gaming Commission and every other state and local regulatory agency that has jurisdiction over the manufacturing and distribution of gaming devices or the conduct of gaming operations of the Company or any its Subsidiaries.

     "Global Notes" means one or more Notes in the form of Exhibit A hereto that includes the information referred to in footnotes 3, 4 and 9 to the form of Note, attached hereto as Exhibit A, issued under this Indenture, that is deposited with or on behalf of and registered in the name of the Depositary or its nominee.

     "Global Note Legend" means the legend set forth in Section 2.6(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness. When used with respect to the Notes, a

     "Guarantee" means a guarantee by the Guarantors of all or any part of the Notes, in accordance with Article X hereof.

     "Guarantor" means each of the Company's present and future subsidiaries that at the time are guarantors of the Notes in accordance with this Indenture.

     "Indebtedness" of any Person means, without duplication,

     (a) all liabilities and obligations, contingent or otherwise, of such any Person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such Person in accordance with GAAP, (1) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof); (2) evidenced by bonds, notes, debentures or similar instruments; (3) representing the balance deferred and unpaid of the purchase price of any property or services, except (other than accounts payable or other obligations to trade creditors which have remained unpaid for greater than 90 days past their original due date) those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors;

     (b) all liabilities and obligations, contingent or otherwise, of such Person (1) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (2) relating to any Capitalized Lease Obligation, or (3) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit;

     (c) all net obligations of such Person under Interest Swap and Hedging Obligations;

     (d) all liabilities and obligations of others of the kind described in the preceding clauses (a), (b) or (c) that such Person has guaranteed or provided credit support or that are otherwise its legal liability or which are secured by any assets or property of such Person;

     (e) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b),
(c) or (d), or this clause (e), whether or not between or among the same parties; and

     (f) all Disqualified Capital Stock of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends).

     For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified

Capital Stock, such Fair Market Value shall be determined in good faith by the board of directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock.

     The amount of any Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, but the accretion of original issue discount in accordance with the original terms of Indebtedness issued with an original issue discount will not be deemed to be an incurrence and (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

     "Indirect Participant" means an entity that, with respect to DTC, clears through or maintains a direct or indirect, custodial relationship with a Participant.

     "Initial Purchasers" mean the initial purchasers of the Series A Notes under the Purchase Agreement, dated August 15, 2001, with respect to the Series A Notes.

     "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

     "Intercreditor Agreement" means that certain Intercreditor Agreement among the Trustee and one or more lenders, substantially in the form attached hereto as Exhibit G, which may be entered into after the Issue Date in accordance with
Section 7.1(f) hereof, including any amended or supplemented agreement or any replacement or substitute agreement, in each case substantially in the form of Exhibit G attached hereto.

     "Interest Coverage Ratio" of any Person on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of (a) the aggregate amount of Consolidated EBITDA of such Person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to
(b) the aggregate Consolidated Interest Expense of such Person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Interest Expense would no longer be obligations contributing to such Person's Consolidated Interest Expense subsequent to the Transaction Date) during the Reference Period; provided, that for purposes of such calculation:

          (1) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period without regard to the effect of clause (c) of the definition of "Consolidated Net Income;"

          (2) transactions giving rise to the need to calculate the Interest Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period without regard to the effect of clause (c) of the definition of "Consolidated Net Income;"

          (3) the incurrence of any Indebtedness (including issuance of any Disqualified Capital Stock) during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) (other than Indebtedness incurred under any revolving credit facility) shall be assumed to have occurred on the first day of the Reference Period; and

          (4) the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

     "Interest Payment Date" means the stated due date of an installment of interest on the Notes.

     "Interest Swap and Hedging Obligation" means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

     "Investment" by any Person in any other Person means (without duplication):

     (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of Equity Interests, capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition;

     (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable, endorsements for collection or deposits arising in the ordinary course of business);

     (c) other than guarantees of Indebtedness of the Company or any Guarantor to the extent permitted by Section 4.7, the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person;

     (d) the making of any capital contribution by such Person to such other Person; and

     (e) the designation by the Board of Directors of the Company of any Person to be an Unrestricted Subsidiary.

The Company shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any subsidiary (or, if neither the Company nor any of its Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company or a Subsidiary of the Company shall be deemed an Investment valued at its fair market value at the time of such transfer. The Company or any of its Subsidiaries shall be deemed to have made an Investment in a Person that is or was a Subsidiary if, upon the issuance, sale or other disposition of any portion of the Company's or the Subsidiary's ownership in the Capital Stock of such Person, such Person ceases to be a Subsidiary. The fair market value of each Investment shall be measured at the time made or returned, as applicable.

     "Issue Date" means the date of first issuance of the Notes under this Indenture.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, or the city in which the principal corporate trust office of the Trustee is located, or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

     "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

     "Liquidated Damages" means all liquidated damages then owing pursuant to the Note Registration Rights Agreement.

     "Liquidity Calculation Date" means each date that is the end of each fiscal quarter for the Company.

     "Liquidity Determination Date" means each date that is forty-five days after a Liquidity Calculation Date.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by the Company in the case of a sale of Qualified Capital Stock and by the Company and its Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and (in the case of Asset Sales, reasonable and customary), expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its respective Subsidiaries in connection with such Asset Sale in the taxable year that such sale is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes.

     "Non-U.S. Person" means any Person other than a U.S. Person.

     "Notes Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

     "Note Registration Rights Agreement" means the Note Registration Rights Agreement, dated as of the Issue Date, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

     "Obligation" means any principal, premium or interest payment, or monetary penalty, or damages, due by the Company or any Guarantor under the terms of the Notes, this Indenture or the Collateral Agreements, including any Liquidated Damages due pursuant to the terms of the Note Registration Rights Agreement.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person.

     "Officers' Certificate" means the officers' certificate to be delivered upon the occurrence of certain events as set forth in this Indenture.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Sections 11.4 and 11.5 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

     "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

     "Permitted Indebtedness" means that:

     (a) the Company and the Guarantors may incur Indebtedness evidenced by the Notes and the Guarantees issued pursuant to this Indenture up to the amounts being issued on the original Issue Date less any amounts repaid or retired;

     (b) the Company and the Guarantors, as applicable, may incur Refinancing Indebtedness with respect to any Existing Indebtedness (other than Indebtedness under the Existing Credit Agreement) or any Indebtedness (including Disqualified Capital Stock) described in clause (a) or incurred pursuant to the Debt Incurrence Ratio test of Section 4.7 hereof, or which was refinanced pursuant to this clause (b);

     (c) the Company and its Subsidiaries may incur Indebtedness solely in respect of bankers acceptances, letters of credit and performance bonds (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money or other Indebtedness), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in the Company's industry; provided, that the aggregate principal amount outstanding of such Indebtedness (including Refinancing Indebtedness and any other Indebtedness issued to retire, refund, defease, or replace such Indebtedness) shall at no time exceed $500,000;

     (d) (i) the Company may incur Indebtedness owed to (borrowed from) any Guarantor; (ii) any Guarantor may incur Indebtedness owed to (borrowed from) any other Guarantor or the Company; and (iii) any Subsidiary may incur Indebtedness owed to (borrowed from) any Guarantor or the Company; provided, that (x) in the case of Indebtedness of the Company, such obligations shall be unsecured and contractually subordinated in all respects to the Company's obligations pursuant to the Notes and any event that causes such Guarantor no longer to be a Guarantor (including by designation to be an Unrestricted Subsidiary) shall be deemed to be a new incurrence by the Company of such Indebtedness and any guarantor thereof subject to Section 4.7 hereof, (y) in the case of Indebtedness of a Guarantor, such obligations shall be unsecured and contractually subordinated in all respects to such Guarantor's obligations pursuant to such Guarantor's Guarantee and any event that causes the Guarantor lender no longer to be a Guarantor (including a designation as an Unrestricted Subsidiary) shall be deemed to be a new incurrence by such Guarantor borrower of such Indebtedness and any guarantor thereof subject to Section 4.7 hereof, and (z) in the case of Indebtedness of a Subsidiary pursuant to clause (iii) such obligations shall be unsecured and any event that causes the Guarantor lender no longer to be a Guarantor (including a designation as an Unrestricted Subsidiary) shall be deemed to be a new incurrence by such Subsidiary borrower of such Indebtedness and any guarantor thereof subject to Section 4.7 hereof; and

     (e) the Company and the Guarantors may incur Interest Swap and Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate or currency risk with respect to any fixed or floating rate Indebtedness that is permitted by this Indenture to be outstanding or any receivable or liability the payment of which is determined by reference to a foreign currency; provided, that the notional amount of any such Interest Swap and Hedging Obligation does not exceed the principal amount of Indebtedness to which such Interest Swap and Hedging Obligation relates.

     "Permitted Investment" means:

     (a) any Investment in any of the Notes;

     (b) any Investment in Cash Equivalents;

     (c) intercompany notes to the extent permitted under clause (i) or (ii) of clause (d) of the definition of "Permitted Indebtedness";

     (d) any Investment by the Company or any Guarantor in a Person in a Related Business if as a result of such Investment such Person immediately becomes a Subsidiary and a Guarantor or such Person is immediately merged with or into the Company or a Guarantor; and

     (e) other Investments in any Person or Persons, provided, that after giving pro forma effect to each such Investment, the aggregate amount of all such Investments made on and after the Issue Date pursuant to this clause (e) that are outstanding (after giving effect to any such Investments or any portions thereof that are returned to the Company or the Guarantor that made such prior Investment, without restriction, in cash on or prior to the date of any such calculation, but only up to the amount of the Investment made under this clause
(e)) in such Person at any time does not in the aggregate exceed $10,000,000 (measured by the value attributed to the Investment at the time made or returned, as applicable);

     (f) any Investment in any Person in exchange for the Company's Qualified Capital Stock or the Net Cash Proceeds of any substantially concurrent sale of the Company's Qualified Capital Stock.

     "Permitted Lien" means:

     (g) Liens existing on the Issue Date;

     (h) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

     (i) statutory liens of carriers, warehousemen, mechanics, material men, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that (1) the underlying obligations are not overdue for a period of more than 30 days, or (2) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

     (j) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (k) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property, subject thereto (as such property is used by the Company or any of its Subsidiaries) or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

     (l) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation;

     (m) Liens securing the Notes and the Guarantees;

     (n) Liens securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged with or into the Company or a Subsidiary or Liens securing Indebtedness incurred in connection with an Acquisition, provided, that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets;

     (o) Liens arising from Purchase Money Indebtedness; provided such Liens relate solely to the property which is subject to such Purchase Money Indebtedness;

     (p) leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Company or any of its Subsidiaries or materially detracting from the value of the relative assets of the Company or any Subsidiary;

     (q) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any of its Subsidiaries in the ordinary course of business;

     (r) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness (other than Indebtedness under the Existing Credit Agreement) that was previously so secured in a manner no more adverse to the Holders of the Notes than the terms of the Liens securing such refinanced Indebtedness, and provided that the Indebtedness secured is not increased and the Lien is not extended to any additional assets or property that would not have been security for the Indebtedness refinanced; and

     (s) Liens securing Indebtedness incurred under the Credit Agreement; provided that the Company and its Subsidiaries shall have granted a Lien in favor of the Collateral Agent on all assets secured by such Credit Agreement, other than Excluded Assets (provided that if a lender under the Credit Agreement takes a security interest in assets that secure Purchase Money Indebtedness or Capitalized Lease Obligations, such assets will not be Excluded Assets); and

     (t) Liens in favor of the Company or any Guarantor, which are assigned to the Collateral Agent for the Notes or a Subsidiary Guarantee, as applicable.

     "Person" or "person" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, limited liability partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

     "Pledge and Security Agreement" means that certain Pledge and Security Agreement, dated as of the date hereof, among the Company, each of the Subsidiaries of the Company party thereto and the Trustee as secured party.

     "Preferred Stock" means any Equity Interest of any class or classes of a Person (however designated) which is preferred as to payments of dividends, or as to distributions upon any liquidation or dissolution, over Equity Interests of any other class of such Person.

     "Private Placement Legend" means the legend set forth in Section 2.6(g)(i) hereof to be placed on all Notes issued under this Indenture except where specifically stated otherwise by the provisions of this Indenture.

     "Pro Forma" or "pro forma" shall have the meaning set forth in Regulation S-X of the Securities Act, unless otherwise specifically stated herein.

     "Public Equity Offering" means an underwritten public offering pursuant to a registration statement filed with the Commission in accordance with the Securities Act, of Qualified Capital Stock of the Company.

     "Purchase Money Indebtedness" of any Person means any Indebtedness of such Person to any seller or other Person incurred solely to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease), construction, installation or improvement of any after acquired real or personal tangible property which, in the reasonable good faith judgment of the Board of Directors of the Company, is directly related to a Related Business of the Company and which is incurred concurrently with such acquisition, construction, installation or improvement and is secured only by the assets so financed.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

     "Qualified Exchange" means:

          (1) any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock or Indebtedness of the Company issued on or after the Issue Date with the Net Cash Proceeds received by the Company from the substantially concurrent sale of its Qualified Capital Stock (other than to a Subsidiary); or

          (2) any issuance of Qualified Capital Stock of the Company in exchange for any Capital Stock or Indebtedness of the Company issued on or after the Issue Date.

     "Record Date" means a Record Date specified in the Notes, whether or not such date is a Business Day.

     "Reference Period" with regard to any Person means the four full fiscal quarters (or such lesser period during which such Person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or this Indenture.

     "Refinancing Indebtedness" means Indebtedness (including Disqualified Capital Stock) (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part; or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness (including Disqualified Capital Stock) in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing plus the amount of any premium paid in connection with such Refinancing) the lesser of (1) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness (including Disqualified Capital Stock) so Refinanced and (2) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, that (A) such Refinancing Indebtedness shall only be used to refinance outstanding Indebtedness (including Disqualified Capital Stock) of such Person issuing such Refinancing Indebtedness; (B) such Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness (including Disqualified Capital Stock) to be so refinanced at the time of such Refinancing and (y) in all respects, be no less contractually subordinated or junior, if applicable, to the rights of Holders of the Notes than was the Indebtedness (including Disqualified Capital Stock) to be refinanced; (C) such Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness (including Disqualified Capital Stock) to be so refinanced or, if sooner, 91 days after the Stated Maturity of the Notes; and (D) such Refinancing Indebtedness shall be secured (if secured) in a manner no more adverse to the Holders of the Notes than the terms of the Liens (if any) securing such refinanced Indebtedness, including, without limitation, the amount of Indebtedness secured shall not be increased.

     "Reg S Permanent Global Note" means one or more permanent Global Notes bearing the Private Placement Legend, that will be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Reg S Temporary Global Note upon expiration of the Distribution Compliance Period.

     "Reg S Temporary Global Note" means one or more temporary Global Notes bearing the Private Placement Legend and the Reg S Temporary Global Note Legend, issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

     "Reg S Temporary Global Note Legend" means the legend set forth in Section 2.6(g)(iii) hereof, which is required to be placed on all Reg S Temporary Global Notes issued under this Indenture.

     "Regulation S" means Regulation S promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

     "Regulation S Global Note" means a Reg S Temporary Global Note or a Reg S Permanent Global Note, as the case may be.

     "Related Business" means the business conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are materially related businesses.

     "Restricted Definitive Note" means one or more Definitive Notes bearing the Private Placement Legend, issued under this Indenture.

     "Restricted Global Note" means one or more Global Notes bearing the Private Placement Legend, issued under this Indenture; provided, that in no case shall an Exchange Note issued in accordance with this Indenture and the terms of the Note Registration Rights Agreement be a Restricted Global Note.

     "Restricted Investment" means, in one or a series of related transactions, any Investment, other than other Permitted Investments.

     "Restricted Payment" means, with respect to any Person:

     (a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such Person;

     (b) any payment (except to the extent with Qualified Capital Stock) on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such Person;

     (c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness, any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness directly or indirectly, by such Person or a Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness; and

     (d) any Restricted Investment by such Person;

provided, however, that the term "Restricted Payment" does not include (1) any dividend, distribution or other payment on or with respect to Equity Interests of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer, or (2) any dividend, distribution or other payment to the Company, or to any of the Guarantors, by the Company or any of its Subsidiaries and any Investment in any Guarantor by the Company or any Subsidiary.

     "Rule 144" means Rule 144 promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

     "Rule 144A" means Rule 144A promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

     "SEC" means the United States Securities and Exchange Commission, or any successor agency.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

     "Separation Date" means the earliest to occur of (i) 180 days after the Issue Date, (ii) the date on which the registration statement for a registered exchange offer with respect to the Notes is declared effective under the Securities Act, (iii) the date on which a shelf registration statement with respect to the Notes or for the Warrants or the Warrant Shares is declared effective under the Securities Act, (iv) the occurrence of a Change of Control or an Event of Default with respect to the Notes, or (v) such date as the Initial Purchasers in their sole discretion shall determine.

     "Shelf Registration Statement" shall have the meaning set forth in the Note Registration Rights Agreement.

     "Significant Subsidiary" shall have the meaning provided under Regulation S-X of the Securities Act, as in effect on the Issue Date.

     "Special Record Date" means, for payment of any Defaulted Interest, a date fixed by the Paying Agent pursuant to Section 2.12 hereof.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, and its successors.

     "Stated Maturity," when used with respect to any Note, means August 15, 2008.

     "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor that is subordinated in right of payment by its terms or the terms of any document or instrument or instrument relating thereto ("contractually") to the Notes or such Guarantee, as applicable, in any respect.

     "Subsidiary," with respect to any Person, means (1) a corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, and (2) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest, or (3) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner and in which such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be a Subsidiary of the Company or of any Subsidiary of the Company for any purpose under this Indenture (including the definitions therein). Unless the context requires otherwise, Subsidiary means each direct and indirect Subsidiary of the Company.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

     "Transfer Restricted Notes" means Global Notes and Definitive Notes that bear or are required to bear the Private Placement Legend, issued under this Indenture.

     "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means such successor serving hereunder.

     "Unit" or "Units" means the units consisting of Notes and Warrants.

     "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend, issued under this Indenture.

     "Unrestricted Global Note" means one or more permanent Global Notes representing a series of Notes that does not bear and is not required to bear the Private Placement Legend, issued under this Indenture.

     "Unrestricted Subsidiary" means (1) any subsidiary of the Company that does not own any Capital Stock of, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company and that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company); provided, that such Subsidiary at the time of such designation (a) is not party to any agreement, contract, arrangement or understanding with the Company or any Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (b) is a Person with respect to which neither the Company nor any of its Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such. Person to achieve any specified levels of operating results; and (c) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Subsidiaries, and (2) any subsidiary of any Unrestricted Subsidiary. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Subsidiary, provided, that (1) no Default or Event of Default is existing or will occur as a consequence thereof and (2) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio of Section 4.7. Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

     "Unused Availability" means, as of any Liquidity Calculation Date, the aggregate amount of undrawn revolving loans available (after giving effect to any financial ratios, borrowing base provisions or financial calculations specified in the applicable Eligible Revolving Facility and subject to satisfaction of all applicable conditions precedent contained therein) to the Company on such date pursuant to any Eligible Revolving Facility.

     "U.S. Government Obligations" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

     "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

     "Voting Equity Interests" means Equity Interests which at the time are entitled to vote in the election of, as applicable, directors, members or partners generally.

     "Warrant Agreement" means the Warrant Agreement dated as of the date hereof among the Company and Firstar Bank, N.A., as warrant agent, as such agreement may be amended, modified and supplemented from time to time in accordance with the terms thereof.

     "Warrants" has the meaning given to such term in the Warrant Agreement.

     "Warrant Shares" has the meaning given to such term in the Warrant
Agreement.

     "Wholly Owned Subsidiary" means a Subsidiary all the Equity Interests of which (other than directors' qualifying Shares) are owned by the Company or one or more Wholly Owned Subsidiaries of the Company or a combination thereof.

SECTION 1.2   OTHER DEFINITIONS

       Term                                       Defined in Section
       ----                                       ------------------
       "Affiliate Transaction"                          4.12
       "Asset Sale"                                     4.13
       "Asset Sale Amount"                              4.13
       "Asset Sale Offer"                               4.13
       "Asset Sale Offer Amount"                        4.13
       "Asset Sale Offer Period"                        4.13
       "Authentication Order"                            2.2
       "Benefitted Party"                               10.1
       "Change of Control:                              4.16
       "Change of Control Offer"                        4.16
       "Change of Control Offer Period"                 4.16
       "Change of Control Purchase Date"                4.16
       "Change of Control Purchase Price"               4.16
       "Covenant Defeasance"                             8.3
       "Debt Incurrence Ratio"                           4.7
       "Defaulted Interest"                             2.12
       "DTC"                                             2.3
       "Excess Cash Flow Offer"                         4.17
       "Excess Cash Flow Offer Amount"                  4.17
       "Excess Cash Flow Purchase Price"                4.17
       "Excess Proceeds"                                4.13
       "Guarantee Obligations"                          10.1
       "incur" or "incurrence"                           4.7
       "Incurrence Date"                                 4.7

       "Legal Defeasance"                                8.2
       "Paying Agent"                                    2.3
       "Registrar"                                       2.3
       "Regulatory Redemption"                           3.9

SECTION 1.3   INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT

     Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the Securities and Exchange Commission;

     "obligor" on the Notes means the Company, each Guarantor and any successor obligor upon the Notes.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.4   RULES OF CONSTRUCTION

     Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular;

          (5) provisions apply to successive events and transactions;

          (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (7) references to sections of or rules under the Securities Act and the Exchange Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time; and

          (8) reference to "subject to the terms of the Intercreditor Agreement" shall mean if the Intercreditor Agreement is then in effect.

SECTION 1.5   GAMING APPROVALS

     Any restrictions on the transfer of and any agreements not to encumber any stock or equity security of Mikohn Nevada or MGC, Inc. shall not become effective until approved by the applicable gaming authorities to the extent the approval of such restrictions or agreements are required by any applicable gaming statutes and regulations regarding the manufacturing and distribution of gaming devices or the conduct of gaming operations.

                                   ARTICLE II

                                   THE NOTES

SECTION 2.1   FORM AND DATING

     (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto and shall be issued initially, together with the Warrants, as Units, substantially in the form of Exhibit B hereto. On the Separation Date, the Notes and the Warrants shall become separately transferable.

     The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

     The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

     (c) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking Luxembourg" and "Customer Handbook" of Clearstream Banking Luxembourg in effect at the relevant time shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream Banking Luxembourg.

SECTION 2.2   EXECUTION AND AUTHENTICATION

     Two Officers shall sign the Notes for the Company by manual or facsimile signature. In the case of Definitive Notes, such signatures may be imprinted or otherwise reproduced on such Notes. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid. A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The Trustee shall, upon a written order of the Company signed by an Officer (an "Authentication Order"), authenticate Notes for issuance up to the aggregate principal amount stated in such Authentication Order; provided that Notes authenticated for issuance on the Issue Date shall not exceed $105,000,000 in aggregate principal amount. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.3   REGISTRAR, PAYING AGENT AND DEPOSITARY

     The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Notes Custodian with respect to the Global Notes.

SECTION 2.4   PAYING AGENT TO HOLD MONEY IN TRUST

     The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the

Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5   HOLDER LISTS

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, the Company shall furnish, or shall cause the Registrar (if other than the Company) to furnish, to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA (S) 312(a).

SECTION 2.6   TRANSFER AND EXCHANGE

     (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that (x) the Depositary is unwilling or unable to continue to act as Depositary for the Global Notes and the Company thereupon fails to appoint a successor Depositary within 90 days or (y) the Depositary is no longer a clearing agency registered under the Exchange Act, (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) upon request of the Trustee or Holders of a majority of the aggregate principal amount of outstanding Notes if there shall have occurred and be continuing a Default or Event of Default with respect to the Notes; provided that in no event shall the Reg S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificate identified by the Company and its counsel to be required pursuant to Rule 903 or Rule 904 under the Securities Act. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections
2.7 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in
Section 2.6(b), (c) or (f) hereof.

     (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

          (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Reg S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(i).

          (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above; provided, that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Reg S Temporary Global Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates identified by the Company or its counsel to be required pursuant to Rule 903 and Rule 904 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.6(f) hereof, the requirements of this Section 2.6(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.6(h) hereof.

          (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of
Section 2.6(b)(ii) above and the Registrar receives the following:

               (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof; and

               (B) if the transferee will take delivery in the form of a beneficial interest in the Reg S Temporary Global Note or the Reg S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof.

          (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.6(b)(ii) above and:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Note Registration Rights Agreement and Section 2.6(f) hereof, and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule
     144) of the Company;

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Note Registration Rights Agreement;

               (C)such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Note Registration Rights Agreement; or

               (D) the Registrar receives the following: (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (1)(a) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

     (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

          (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (2)(a) thereof;

               (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;

               (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;

               (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(a) thereof;

               (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

               (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(b) thereof; or

               (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2 hereof, the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered.
Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Note Registration Rights Agreement and Section 2.6(f) hereof, and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Note Registration Rights Agreement;

               (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Note Registration Rights Agreement; or

               (D) the Registrar receives the following: (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (1)(b) thereof; or
     (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.6(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2 hereof, the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iii) shall not bear the Private Placement Legend.

          (iv) Transfer or Exchange of Reg S Temporary Global Notes. Notwithstanding the other provisions of this Section 2.6, a beneficial interest in the Reg S Temporary Global Note may not be (A) exchanged for a Definitive Note prior to (x) the expiration of the Distribution Compliance Period (unless such exchange is effected by the Company, does not require an investment decision on the part of the holder thereof and does not violate the provisions of Regulation S) and (y) the receipt by the Registrar of any certificates identified by the Company or its counsel to be required pursuant to Rule 903(c)(3)(B) under the Securities Act or (B) transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the events set forth in clause (A) above or unless the transfer is pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

     (d)  Transfer and Exchange of Definitive Notes for Beneficial Interests.

          (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                 (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (2)(b) thereof;

                 (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof; or

                 (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

          (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                 (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Note Registration Rights Agreement and Section 2.6(f) hereof, and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                 (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Note Registration Rights Agreement;

                 (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Note Registration Rights Agreement; or

                 (D) the Registrar receives the following: (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(c) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(ii), the Trustee shall cancel the Restricted Definitive Notes so transferred or exchanged and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

          (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) of this
Section 2.6(d) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

     (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

          (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                 (A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof;

                 (B) if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof; and

                 (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                 (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Note Registration Rights Agreement and Section 2.6(f) hereof, and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                 (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Note Registration Rights Agreement;

                 (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Note Registration Rights Agreement; or

                 (D) the Registrar receives the following: (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(d) thereof; or
     (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

     (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Note Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof and an Opinion of Counsel for the Company as to certain matters discussed in this Section 2.6(f), the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the sum of
(A) the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (B) the principal amount of Definitive Notes exchanged or transferred for beneficial interests in Unrestricted Global Notes in connection with the Exchange Offer pursuant to Section 2.6(d)(ii) hereof and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer (other than Definitive Notes described in clause (i)(B) immediately above). Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2 hereof, the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

     The Opinion of Counsel for the Company referenced above shall state, in form and substance satisfactory to the Trustee, that:

          (1) the issuance and sale of the Exchange Notes by the Company have been duly authorized and, when executed and authenticated in accordance with the provisions of this Indenture and delivered in exchange for Series A Notes in accordance with this Indenture and the Exchange Offer, will be entitled to the benefits of this Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as the enforceability thereof may be limited by (x) bankruptcy, fraudulent transfer, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (y) equitable principles of general applicability (regardless of whether enforceability is considered at equity or in law); and

          (2) when the Exchange Notes are executed and authenticated in accordance with the provisions of this Indenture and delivered in exchange for Series A Notes in accordance with this Indenture and the Exchange Offer, the Guarantees by the Guarantors endorsed thereon will be entitled to the benefits of this Indenture and will be valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms except as the enforceability thereof may be limited by (x) bankruptcy, fraudulent transfer, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (y) equitable principles of general applicability (regardless of whether enforceability is considered at equity or in law).

     (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

          (i)    Private Placement Legend.

                 (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE PRIOR TO THE DATE THAT IS TWO YEARS (OR SUCH SHORTER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(k) AS PERMITTING RESALES BY NON-AFFILIATES OF RESTRICTED

SECURITIES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) (THE "RESALE RESTRICTION TERMINATION DATE") EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO FOREIGN PERSONS THAT OCCUR IN OFFSHORE TRANSACTIONS AND WITHOUT DIRECTED SELLING EFFORTS WITHIN THE MEANINGS OF SUCH TERMS AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS PURCHASING THE NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OF SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY U.S. STATE OR ANY OTHER APPLICABLE JURISDICTION. THE HOLDER OF THIS NOTE AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

                 (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii),
     (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.6 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

          (ii) Global Note Legend. To the extent required by the Depositary, each Global Note shall bear legends in substantially the following forms:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY

MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

"UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

          (iii) Reg S Temporary Global Note Legend. To the extent required by the Depositary, each Reg S Temporary Global Note shall bear a legend in substantially the following form:

"THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE CASH PAYMENTS OF INTEREST DURING THE PERIOD WHICH SUCH HOLDER HOLDS THIS NOTE. NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT INTEREST FROM ACCRUING ON THIS NOTE."

     (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement may be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement may be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

     (i)  General Provisions Relating to Transfers and Exchanges.

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order.

          (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6, 4.13, 4.16 and 4.17 hereof).

          (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

          (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under
Section 3.2 hereof and ending at the close of business on the day of selection,
(B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

          (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

          (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2 hereof.

          (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

     Notwithstanding anything herein to the contrary, as to any certifications and certificates delivered to the Registrar pursuant to this Section 2.6, the Registrar's duties shall be limited to confirming that any such certifications and certificates delivered to it are in the form of Exhibits A, B, C and D attached hereto. The Registrar shall not be responsible for confirming the truth or accuracy of representations made in any such certifications or certificates.

SECTION 2.7   REPLACEMENT NOTES

     If any mutilated Note is surrendered to the Trustee or the Company and the Trustee and the Company receive evidence (which evidence may be from the Trustee) to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note. Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.8   OUTSTANDING NOTES

     The Notes outstanding at any time are all the Notes authenticated by the Trustee (including any Note represented by a Global Note) except for those cancelled by it or at its direction, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note. If a Note is replaced pursuant to Section 2.7 hereof, such Note, together with the Guarantee of that particular Note endorsed thereon, ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. If the principal amount of any
Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue. If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or the maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.9   TREASURY NOTES

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

SECTION 2.10  TEMPORARY NOTES

     Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11  CANCELLATION

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12  DEFAULTED INTEREST

     Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest at the rate and in the manner provided in Section 4.1 hereof and in the Note (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Record Date, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee and the Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Paying Agent an amount of cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Paying Agent for such deposit prior to the date of the proposed payment, such cash when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Paying Agent shall fix a "Special Record Date" for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than

     10 days after the receipt by the Paying Agent of the notice of the proposed payment. The Paying Agent shall promptly notify the Company and the Trustee of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note register maintained by the Registrar not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Notes (or their respective predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

          (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee and the Paying Agent of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee and the Paying Agent.

     Subject to the foregoing provisions of this Section 2.12, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.13  CUSIP NUMBERS

     The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

SECTION 2.14  ISSUANCE OF ADDITIONAL NOTES

     The company may, subject to section 4.7 hereof and applicable law, issue additional notes under this indenture. The Notes issued on the Closing Date and any additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.

                                  ARTICLE III
                                  REDEMPTION

SECTION 3.1   NOTICES TO TRUSTEE

     If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 30 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days (unless a longer period is acceptable to the Trustee) before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION 3.2   SELECTION OF NOTES TO BE REDEEMED

     If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes or portions thereof to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

     The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes in denominations of larger than $1,000 selected shall be in amounts of $1,000 or integral multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.3   NOTICE OF REDEMPTION

     Subject to the provisions of Section 3.7 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

     The notice shall identify the Notes to be redeemed and shall state:

     (a)  the redemption date;

     (b)  the redemption price;

     (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, on or after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

     (d)  the name and address of the Paying Agent;

     (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

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

     (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

     (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

     (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date (unless a shorter period shall be acceptable to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.4   EFFECT OF NOTICE OF REDEMPTION

     Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.5   DEPOSIT OF REDEMPTION PRICE

     On the Business Day immediately prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the redemption price of and accrued and unpaid interest (and Liquidated Damages, if any) on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest (and Liquidated Damages, if any) on, all Notes to be redeemed.

     If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest (and Liquidated Damages, if any) shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1 hereof.

SECTION 3.6   NOTES REDEEMED IN PART

     Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.7    OPTIONAL REDEMPTION

     (a) Except as set forth in clause (b) of this Section 3.7, the Company shall not have the right to redeem any Notes pursuant to this Section 3.7 prior to August 15, 2005. The Notes will be redeemable for cash at the option of the Company, in whole or in part, at any time on or after August 15, 2005, upon not less than 30 days nor more than 60 days prior notice mailed by first class mail to each Holder at its last registered address, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing August 15 of the years indicated below, in each case (subject to the right of Holders of record on a Record Date to receive the corresponding interest due (and the corresponding Liquidated Damages, if any) on the corresponding Interest Payment Date that is on or prior to such redemption date) together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date:


           Year                                          Percentage
           ----                                          ----------
           2005.....................................       105.938%
           2006.....................................       102.969%
           2007 and thereafter......................       100.000%

     (b) Notwithstanding the provisions of clause (a) of this Section 3.7, at any time on or prior to August 15, 2004, upon a Public Equity Offering of the Company's common stock for cash, up to 35% of the aggregate principal amount of the Notes may be redeemed at the Company's option within 90 days of such Public Equity Offering, on not less than 30 days, but not more than 60 days, notice to each Holder of the Notes to be redeemed, with cash received by the Company from the Net Cash Proceeds of such Public Equity Offering, at a redemption price equal to 111.875% of principal amount thereof (subject to the right of Holders of record on a Record Date to receive the corresponding interest (and the corresponding Liquidated Damages, if any) due on the Interest Payment Date that is on or prior to such redemption date), together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date; provided, however, that immediately following such redemption not less than 65% of the aggregate principal amount of the Notes originally issued on the Issue Date remain outstanding.

     If the redemption date hereunder is on or after an interest record date ("Record Date") on which the Holders of record have a right to receive the corresponding Interest due and Liquidated Damages, if any, and on or before the associated Interest Payment Date, any accrued and unpaid interest and Liquidated Damages, if any, due on such Interest Payment Date will be paid to the Person in whose name a Note is registered at the close of business on such Record Date.

     (c) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

SECTION 3.8   NO MANDATORY REDEMPTION

     The Company shall not be required to make mandatory redemption payments with respect to the Notes (however, the Company is required to offer to repurchase Notes in accordance with the provisions of Sections 4.13, 416 and
4.17 below). The Notes shall not have the benefit of any sinking fund.

SECTION 3.9   REGULATORY REDEMPTION

     If any Gaming Authority requires that a Holder or beneficial owner of Notes must be licensed, qualified or found suitable under any applicable gaming law and such Holder or beneficial owner fails to apply for a license, qualification or a finding of suitability within 30 days after being requested to do so by the Gaming Authority (or such lesser period that may be required by such Gaming Authority), or if such Holder or such beneficial owner is not so licensed, qualified or found suitable, the Company shall have the right, at its option,
(1) to require such Holder or beneficial owner to dispose of such Holder's or beneficial owner's Notes within 30 days of receipt of notice of such finding by the applicable Gaming Authority or such earlier date as may be ordered by such Gaming Authority or (2) to call for the redemption (a "Regulatory Redemption") of the Notes of such Holder or beneficial owner at the principal amount thereof or, if required by such Gaming Authority, the lesser of the price at which such Holder or beneficial owner acquired the Notes, or the fair market value of such Notes on the date of redemption, together with, in either case, accrued and unpaid interest and, if permitted by such Gaming Authority, Liquidated Damages, to the earlier of the date of redemption or such earlier date as may be required by such Gaming Authority or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption, if so ordered by such Gaming Authority. The Company shall notify the Trustee in writing of any such redemption as soon as practicable and the redemption price of each Note to be redeemed.

     The Holder or beneficial owner applying for a license, qualification or a finding of suitability must pay all costs of the licensure and investigation for such qualification or finding of suitability. The Company shall not be required to pay or reimburse any Holder of the Notes or beneficial owner who is required to apply for such license, qualification or finding of suitability for the costs of the licensure and investigation for such qualification or finding of suitability.

                                  ARTICLE IV
                                   COVENANTS

SECTION 4.1   PAYMENT OF NOTES

     The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 12:00 noon Eastern time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Note Registration Rights Agreement and herein.

     The Company shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.2   MAINTENANCE OF OFFICE OR AGENCY

     The Company and the Guarantors shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company and the Guarantors in respect of the Notes and this Indenture may be served. The Company and the Guarantors shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company and the Guarantors shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

     The Company and the Guarantors may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such additional designations; provided that no such designation or rescission shall in any manner relieve the Company and the Guarantors of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York. The Company and the Guarantors shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the Corporate Trust Office as one such office or agency of the Company in accordance with Section 2.3 hereof.

SECTION 4.3   SEC REPORTS AND REPORTS TO HOLDERS

     Whether or not the Company is subject to the reporting requirements of
Section 13 or 15 of the Exchange Act, the Company will deliver to the Trustee and to each Holder of Notes, within 5 days after the Company is or would have been (if the Company was subject to such reporting obligations) required to file such with the Commission, (i) annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports on Forms 10-K or 10-Q and (ii) all information that would have been included in current reports on Form 8-K filed with the Commission, if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the Commission, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required and, unless the Commission will not accept such reports, file with the Commission the annual, quarterly and other reports which it is or would have been required to file with the Commission. In addition, the Company and the Guarantors agree that, prior to consummation of the Exchange Offer, they will make available to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.4   COMPLIANCE CERTIFICATE

     (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and its Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to his or her knowledge the Company and its Subsidiaries are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred and be continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. The Company shall provide the Trustee with timely written notice of any change in its fiscal year end, which is currently December 31.

     (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within five Business Days of any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. On each Liquidity Determination Date, the Company shall deliver to the Trustee an Officers' Certificate stating whether during the previous fiscal quarter the Company and the Guarantors failed to maintain Consolidated Cash and Cash Equivalents and Unused Availability equal to $5.0 million. If the Company fails to deliver such an Officers' Certificate to the Trustee on any Liquidity Determination Date, for purposes of Section 4.22 hereof, the Company shall be deemed to have delivered an Officers' Certificate to the Trustee on such Liquidity Determination Date stating that the Company and the Guarantors failed to maintain Consolidated Cash and Cash Equivalents and Unused Availability equal to $5.0 million during the previous fiscal quarter.

SECTION 4.5   TAXES

     The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not have a material adverse effect on the ability of the Company and the Guarantors to satisfy their obligations under the Notes, the Guarantees and this Indenture.

SECTION 4.6   STAY, EXTENSION AND USURY LAWS

     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.7 LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS AND DISQUALIFIED CAPITAL STOCK

     Except as set forth in this Section 4.7, the Company and the Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness (including Disqualified Capital Stock and Acquired Indebtedness), other than Permitted Indebtedness.

     Notwithstanding the foregoing, if:

          (1) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness; and

          (2) on the date of such incurrence (the "Incurrence Date"), the Company's Interest Coverage Ratio for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness and, to the extent set forth in the definition of Interest Coverage Ratio, the use of proceeds thereof, would be at least 2.0 to 1.0 (the "Debt Incurrence Ratio"); then the Company and the Guarantors may incur such Indebtedness (including Disqualified Capital Stock).

     In addition, the foregoing limitations of the first paragraph of this
Section 4.7 shall not prohibit the Company's incurrence or the incurrence by any Guarantor of Indebtedness pursuant to the Credit Agreement in an aggregate amount incurred and outstanding at any time pursuant to this paragraph (plus any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to $22,500,000 minus the amount of any such Indebtedness (1) retired with the Net Cash Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to clause (a) of the second paragraph of Section 4.13 hereof or (2) assumed by a transferee in an Asset Sale so long as neither the Company nor such Guarantor continues to be an obligor under such Indebtedness.

     Indebtedness (including Disqualified Capital Stock) of any Person which is outstanding at the time such Person becomes one of the Company's Subsidiaries (including upon designation of any subsidiary or other Person as a Subsidiary) or is merged with or into or consolidated with the Company or one of its Subsidiaries shall be deemed to have been incurred at the time such

Person becomes or is designated one of the Company's Subsidiaries or is merged with or into or consolidated with the Company or one of its Subsidiaries as applicable.

     Notwithstanding any other provision of this Section 4.7, but only to avoid duplication, a guarantee by a Guarantor of the Company's Indebtedness or of the Indebtedness of another Guarantor incurred in accordance with the terms of this Indenture (other than Indebtedness incurred pursuant to clause (b) of the definition of Permitted Indebtedness) issued at the time such Indebtedness was incurred or if later at the time the guarantor thereof became a Guarantor will not constitute a separate incurrence, or amount outstanding, of Indebtedness. Upon each incurrence, the Company may designate pursuant to which provision of this Section 4.7 such Indebtedness is being incurred and the Company may subdivide an amount of Indebtedness and such Indebtedness shall not be deemed to have been incurred or outstanding under any other provision of this Section 4.7, except as stated otherwise in the foregoing provisions.

     Notwithstanding anything contained herein to the contrary, the Company and the Guarantors shall not, and shall not permit any of their Subsidiaries to, incur any Indebtedness that is contractually subordinate in right of payment to any of the Company's other Indebtedness or the other Indebtedness of any Guarantor unless such Indebtedness is at least as contractually subordinate in right of payment to the Notes and the Guarantees, as applicable.

SECTION 4.8   LIMITATION ON LIENS

     The Company and the Guarantors shall not, and shall not permit any of their Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, securing any Indebtedness, upon any of their respective assets now owned or acquired on or after the date of this Indenture or upon any income or profits therefrom.

SECTION 4.9   LIMITATION ON RESTRICTED PAYMENTS

     The Company and the Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis:

          (1) a Default or an Event of Default shall have occurred and be continuing;

          (2) the Company is not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in Section
     4.7 hereof; or

          (3) the aggregate amount of all Restricted Payments made by the Company and its Subsidiaries, including after giving effect to such proposed Restricted Payment, on and after the Issue Date, would exceed, without duplication, the sum of:

          (a) 50% of the Company's aggregate Consolidated Net Income for the period (taken as one accounting period), commencing on the first day of the fiscal quarter in which the Issue Date occurs, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation for which the Company's consolidated financial statements are required to be delivered to the Trustee or, if sooner, filed with the Securities and Exchange Commission (the "Commission") (or, in the event

     Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus

          (b) the aggregate Net Cash Proceeds received by the Company from the sale of the Company's Qualified Capital Stock, (other than (i) to one of the Company's Subsidiaries, (ii) to the extent applied in connection with a Qualified Exchange or, to avoid duplication, otherwise given credit for in any provision of this or the following paragraph and (iii) or used as consideration to make a Permitted Investment), after the Issue Date, plus

          (c) except in each case, in order to avoid duplication, to the extent any such payment or proceeds have been included in the calculation of Consolidated Net Income, an amount equal to the net reduction in Investments (other than returns of or from Permitted Investments) in any Person (including an Unrestricted Subsidiary) resulting from cash distributions on or cash repayments of any Investments, including payments of interest on Indebtedness, dividends, repayments of loans or advances, or other distributions or other transfers of assets, in each case to the Company or any Subsidiary or from the Net Cash Proceeds from the sale of any such Investment or from redesignations of Unrestricted Subsidiaries as Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Company or any Subsidiary in such Person, including, if applicable, such Unrestricted Subsidiary, less the cost of disposition.

     The foregoing clauses (2) and (3) of the immediately preceding paragraph of this Section 4.9, however, shall not prohibit:

          (w) repurchases, redemptions, or other retirements or acquisitions of Capital Stock from the Company's employees, directors or managers (or their heirs or estates) or employees, directors or managers (or their heirs or estates) of the Company's Subsidiaries upon the death, disability or termination of employment or pursuant to the terms of any subscription, stockholder or other agreement or plan in effect on the Issue Date in an aggregate amount pursuant to this clause (w) to all employees, directors or managers (or their heirs or estates) not to exceed (i) $500,000 per year on and after the Issue Date, or (ii) $2,000,000 in the aggregate pursuant to this clause (w);

          and the provisions of the immediately preceding paragraph shall not prohibit

          (x) any dividend, distribution or other payments by any of the Company's Subsidiaries on the Company's Equity Interests that is paid pro rata to all holders of such Equity Interests;

          (y)    a Qualified Exchange; or

          (z) the payment of any dividend on Qualified Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions.

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

     The full amount of any Restricted Payment made pursuant to the foregoing clauses (w), (x) and (z) (but not pursuant to clause (y)) of the immediately preceding sentence, however, shall be counted as Restricted Payments made for purposes of the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (3) of the first paragraph of this
Section 4.9.

     For purposes of this Section 4.9, the amount of any Restricted Payment made or returned, if other than in cash, shall be the fair market value thereof, as determined in the good faith reasonable judgment of the Company's Board of Directors, unless stated otherwise, at the time made or returned, as applicable. Additionally, within 5 days of each Restricted Payment, the Company shall deliver an Officers' Certificate to the Trustee describing in reasonable detail the nature of such Restricted Payment, stating the amount of such Restricted Payment, stating in reasonable detail the provisions of this Indenture pursuant to which such Restricted Payment was made and certifying that such Restricted Payment was made in compliance with the terms of this Indenture.

SECTION 4.10 LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

     The Company and the Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any of their Subsidiaries to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, the Company, the Guarantors or any of their Subsidiaries, except:

          (1) restrictions imposed by the Notes or this Indenture or by the Company's other Indebtedness (which may also be guaranteed by the Guarantors) ranking pari passu with the Notes or the Guarantees, as applicable; provided, that such restrictions are no more restrictive in any material respect than those imposed by this Indenture and the Notes;

          (2) restrictions imposed by applicable law;

          (3) existing restrictions under Existing Indebtedness;

          (4) restrictions under any Acquired Indebtedness not incurred in violation of this Indenture or any agreement (including any Equity Interest) relating to any property, asset, or business acquired by the Company, the Guarantors or any of their Subsidiaries, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any Person, other than the Person acquired, or to any property, asset or business, other than the property, assets and business so acquired;

          (5) any restriction imposed by Indebtedness incurred under the Credit Agreement pursuant to Section 4.7 hereof; provided, that such restriction or requirement is no more restrictive in any material respect than that imposed by the Existing Credit Agreement;

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

          (6) restrictions with respect solely to any of the Company's Subsidiaries imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all of the Equity Interests or assets of such Subsidiary; provided, that such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold;

          (7) restrictions on transfer contained in Purchase Money Indebtedness incurred pursuant to Section 4.7 hereof; provided, that such restrictions relate only to the transfer of the property acquired with the proceeds of such Purchase Money Indebtedness; and

          (8) in connection with and pursuant to permitted Refinancings, replacements of restrictions imposed pursuant to clauses (1), (3), (4) or
     (7) or this clause (8) of this paragraph that are not more restrictive in any material respect than those being replaced and do not apply to any other Person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced.

     Notwithstanding the foregoing, (a) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice and (b) any asset subject to a Lien which is not prohibited to exist with respect to such asset pursuant to the terms of this Indenture, may be subject to customary restrictions on the transfer or disposition thereof pursuant to such Lien.

SECTION 4.11  LIMITATION ON LINES OF BUSINESS

     Neither the Company nor any of its Subsidiaries will directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Company's Board of Directors, is a Related Business.

SECTION 4.12  LIMITATION ON TRANSACTIONS WITH AFFILIATES

     Neither the Company nor any of its Subsidiaries shall be permitted on or after the Issue Date to enter into or suffer to exist any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction"), or any series of related Affiliate Transactions (other than Exempted Affiliate Transactions) (1) unless it is determined that the terms of such Affiliate Transaction are fair and reasonable to the Company, and no less favorable to the Company than could have been obtained in an arm's length transaction with a non-Affiliate; and (2) if involving consideration to either party of $2,000,000 or more, unless such Affiliate Transaction(s) has been approved by a majority of the members of the Company's Board of Directors that are disinterested in such transaction, and (3) if involving consideration to either party of $5,000,000 or more, unless, in addition the Company and/or its applicable Subsidiaries, prior to the consummation thereof, obtain a written favorable opinion as to the fairness of such transaction to the Company from a financial point of view from an independent investment banking firm of national reputation in the United States or, if pertaining to a matter for which such investment banking firms do not customarily render such opinions, an appraisal or valuation firm of national reputation in the United States. Within 5 days of any Affiliate Transaction(s) involving consideration to either party of $2,000,000 or more, the Company shall deliver to the Trustee an

Officers' Certificate addressed to the Trustee certifying that such Affiliate Transaction (or Transactions) complied with clause (1), (2), and (3), as applicable.

SECTION 4.13  LIMITATION ON SALE OF ASSETS AND SUBSIDIARY STOCK

     (a) The Company and the Guarantors shall not, and shall not permit any of the Company's Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of their property, business or assets, including by merger or consolidation (in the case of a Guarantor or a Subsidiary or Unrestricted Subsidiary of the Company), and including any sale or other transfer or issuance of any Equity Interests of any of the Company's Subsidiaries or Unrestricted Subsidiaries, whether by the Company or one of its Subsidiaries or Unrestricted Subsidiaries or through the issuance, sale or transfer of Equity Interests by one of the Company's Subsidiaries or Unrestricted Subsidiaries and including any sale-leaseback transaction (any of the foregoing, an "Asset Sale"), unless, with respect to any Asset Sale or related series of Asset Sales involving securities, property or assets with an aggregate fair market value in excess of $5,000,000,
(a) at least 75% of the total consideration for such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents, (b) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to such Asset Sale, and (c) the Company's Board of Directors determines in good faith that the Company will be receiving or such Subsidiary will be receiving, as applicable, fair market value for such Asset Sale. For purposes of the preceding sentence, total consideration received means the total consideration received for such Asset Sale minus the amount of (a) Purchase Money Indebtedness secured solely by the assets sold and assumed by a transferee; provided, that the Company and its Subsidiaries are fully released from obligations in connection therewith and (b) property that within 30 days of such Asset Sale is converted into cash or Cash Equivalents; and further provided, that such cash and Cash Equivalents shall be treated as Net Cash Proceeds attributable to the original Asset Sale for which such property was received).

     (b) Within 360 days following such Asset Sale, Net Cash Proceeds therefrom (the "Asset Sale Amount") shall be:

         (1) used (i) to retire Purchase Money Indebtedness secured by the asset which was the subject of the Asset Sale; or (ii) to retire and permanently reduce Indebtedness incurred under the Credit Facility; provided, that in the case of a revolver or similar arrangement that makes credit available, such commitment is permanently reduced by such amount; or

         (2) invested in assets and property (except in connection with the acquisition of a Subsidiary which is a Guarantor in a Related Business, other than notes, bonds, obligations and securities) which in the good faith reasonable judgment of the Company's Board of Directors will immediately constitute or be a part of a Related Business of the Company or such Subsidiary (if it continues to be a Subsidiary) immediately following such transaction.

     (c) The accumulated Net Cash Proceeds from Asset Sales and from any Event of Loss not applied as set forth in the preceding paragraph shall constitute "Excess Proceeds."

Pending the final application of any Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest or use for general corporate purposes (other than Restricted Payments that are not solely Restricted Investments) the Net Cash Proceeds in any manner that is not prohibited by this Indenture.

     (d) When the Excess Proceeds equal or exceed $10,000,000, the Company shall offer to repurchase the Notes, together with any other Indebtedness ranking on a parity with the Notes and with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from such Asset Sale pursuant to a cash offer (subject only to conditions required by applicable law, if any), pro rata in proportion to the respective principal amounts of such Indebtedness (or accreted values in the case of Indebtedness issued with an original issue discount) and the Notes, (the "Asset Sale Offer") at a purchase price of 100% of the principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) (the "Asset Sale Offer Price") together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment. The Asset Sale Offer shall remain open for 20 Business Days following its commencement (the "Asset Sale Offer Period").

     (e) Upon expiration of the Asset Sale Offer Period, the Company shall apply an amount equal to the Excess Proceeds (the "Asset Sale Offer Amount") plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Indebtedness properly tendered in accordance with the provisions hereof (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued interest and Liquidated Damages, if any). To the extent that the aggregate amount of Notes and such other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Company may use any remaining Net Cash Proceeds as otherwise permitted by this Indenture and following the consummation of each Asset Sale Offer the Excess Proceeds amount shall be reset to zero.

     (f) Notwithstanding, and without complying with, the provisions of this
Section 4.13:

         (1) the Company may and its Subsidiaries may, in the ordinary course of business, (a) convey, sell, transfer, assign or otherwise dispose of inventory and other assets acquired and held for resale in the ordinary course of business and (b) liquidate Cash Equivalents;

         (2) the Company may and its Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with
     Section 5.1;

         (3) the Company may and its Subsidiaries may sell or dispose of damaged, worn out or other obsolete personal property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the Company's business or the business of such Subsidiary, as applicable;

         (4) the Company may and its Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets to the Company or any of the Guarantors;

         (5) the Company may and each of its Subsidiaries may settle, release or surrender tort or other litigation claims in the ordinary course of business or grant Liens not prohibited by this Indenture;

         (6) Foreign Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets to the Company, any of the Guarantors, or any other Foreign Subsidiary; and

         (7) the Company and its Subsidiaries may make Permitted Investments pursuant to clause (e) in the definition thereof and Restricted Investments that are not prohibited by Section 4.9 hereof.

     (g) All Net Cash Proceeds from an Event of Loss shall be reinvested or used as otherwise provided above in clauses (a) or (b) of the first paragraph of this
Section 4.13.

     (h) Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.13, the Company's compliance or the compliance of any of its subsidiaries with such laws and regulations shall not in and of itself cause a breach of the Company's obligations under such Section 4.13.

     If the payment date in connection with an Asset Sale Offer hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any, due on such Interest Payment Date) will be paid to the Person in whose name a Note is registered at the close of business on such Record Date.

SECTION 4.14  LIMITATION ON SALE-LEASEBACK TRANSACTIONS

     The Company will not, and will not permit any of its Subsidiaries to, enter into any sale-leaseback transaction; provided that the Company and its Subsidiaries may enter into a sale-leaseback transaction if:

         (1) the Company or such Subsidiary could have (a) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such sale-leaseback transaction under the Debt Incurrence Ratio in the second paragraph of Section 4.7 hereof and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.8 hereof;

         (2) the gross cash proceeds of such sale-leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of such sale-leaseback transaction; and

         (3) the transfer of assets in such sale-leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.13 hereof.

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

SECTION 4.15  LIMITATION ON LAYERING INDEBTEDNESS

     The Company and the Guarantors will not, directly or indirectly, incur any Indebtedness that is contractually subordinated in right of payment to any of the Company's Indebtedness or the Indebtedness of any Guarantor unless such Indebtedness is as contractually subordinated in right of payment to the Notes or such Guarantor's Guarantee, as applicable, at least to the same extent as it is to such other Indebtedness.

SECTION 4.16 REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER UPON A CHANGE OF CONTROL

     In the event that a Change of Control (as defined below) has occurred, each Holder of Notes will have the right, at such Holder's option, pursuant to an offer (subject only to conditions required by applicable law, if any) by the Company (the "Change of Control Offer"), to require the Company to repurchase all or any part of such Holder's Notes (provided, that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 30 Business Days after the occurrence of such Change of Control, at a cash price equal to 101% of the principal amount thereof (the "Change of Control Purchase Price"), together with accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Purchase Date.

     The Change of Control Offer shall be made within 10 Business Days following a Change of Control and shall remain open for 20 Business Days following its commencement (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, the Company promptly shall purchase all Notes properly tendered in response to the Change of Control Offer.

     On or before the Change of Control Purchase Date, the Company will:

         (1) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

         (2) deposit with the paying agent for the Company (the "Paying Agent") cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any,) of all Notes so tendered; and

         (3) deliver to the Trustee the Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Company.

     The Paying Agent promptly will pay the Holders of Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any,) and the Trustee promptly will authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be delivered promptly by the Company to the Holder thereof. The Company publicly will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

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     Any Change of Control Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.16, the Company's compliance with such laws and regulations shall not in and of itself cause a breach of its obligations under such Section 4.16.

     If the Change of Control Purchase Date hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any) due on such Interest Payment Date will be paid to the Person in whose name a Note is registered at the close of business on such Record Date.

SECTION 4.17  REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER FROM EXCESS CASH
              FLOW

     Not later than 120 days following the end of each fiscal year, the Company will make an offer to all Holders (the "Excess Cash Flow Offer") to purchase the maximum principal amount of Notes that is an integral multiple of $1,000 with 50% of the Company's Excess Cash Flow from such fiscal year (the "Excess Cash Flow Offer Amount"), at a purchase price in cash equal to 100% of the principal amount of the Notes to be purchased (the "Excess Cash Flow Purchase Price"), together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the date fixed for the purchase of the Notes pursuant to such Excess Cash Flow Offer. The Excess Cash Flow Offer will be required to remain open for 20 Business Days following its commencement. Upon the expiration of that period, the Company promptly (and in any case, within 3 Business Days following such expiration) will apply the Excess Cash Flow Offer Amount plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the purchase of all Notes validly tendered pursuant to an Excess Cash Flow Offer for the Excess Cash Purchase Price. If the aggregate principal amount of Notes tendered pursuant to an Excess Cash Flow Offer exceeds the Excess Cash Flow Offer Amount with respect thereto, the Company will purchase Notes or portions thereof tendered pro rata or by such other method as may be required by law. If the aggregate amount of Notes tendered pursuant to any Excess Cash Flow Offer is less than the Excess Cash Flow Offer Amount, the Company may use any remaining Excess Cash Flow Amount for any purposes not prohibited by this Indenture. The Company will not be required to make an Excess Cash Flow Offer to purchase Notes pursuant to this
Section 4.17 if the available cumulative Excess Cash Flow is less than $10,000,000; provided, that any such lesser amount of Excess Cash Flow (if positive) will be added to the Excess Cash Flow for each subsequent fiscal year until an Excess Cash Flow Offer is made.

     Any Excess Cash Flow Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.17, the Company's compliance with such laws and regulations shall not in and of itself cause a breach of the Company's obligations under this Section 4.17.

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SECTION 4.18  SUBSIDIARY GUARANTORS

     All of the Company's present and future Subsidiaries (other than Foreign Subsidiaries) jointly and severally will guaranty all principal, premium, if any, and interest on the Notes on a senior basis, grant a security interest in and/or pledge all personal property owned by such Subsidiary to secure such Obligations on the terms and to the extent set forth in the Collateral Agreements, and deliver to the Trustee an opinion of counsel that such guaranty and Collateral Agreements have been duly authorized, executed and delivered.

     Notwithstanding anything herein or in this Indenture to the contrary, if any of the Company's Subsidiaries (including Foreign Subsidiaries) that is not a Guarantor guarantees any of the Company's other Indebtedness or any other Indebtedness of any Guarantor, or the Company or any of the Guarantors, individually or collectively, pledges more than 65% of the Voting Equity Interests of a Subsidiary (including Foreign Subsidiaries) that is not a Guarantor to a lender to secure the Company's Indebtedness or any Indebtedness of any Guarantor, then such Subsidiary must become a Guarantor and grant the security interest as provided in this Section 4.18.

SECTION 4.19  LIMITATION ON STATUS AS INVESTMENT COMPANY

     The Company and its Subsidiaries shall be prohibited from being required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act")), or from otherwise becoming subject to regulation under the Investment Company Act.

SECTION 4.20  MAINTENANCE OF PROPERTIES AND INSURANCE

     The Company and the Guarantors shall cause all material properties used or useful to the conduct of their business and the business of each of their Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in their reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.20 shall prevent the Company or any Guarantor from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is (a) (i) in the judgment of the Board of Directors of the Company, desirable in the conduct of the business of such entity and (ii) would not have a material adverse effect on the ability of the Company and the Guarantors to satisfy their obligations under the Notes, the Guarantees and this Indenture, and, to the extent applicable, (b) as otherwise permitted under Section 4.13 hereof.

     The Company and Guarantors shall provide, or cause to be provided, for themselves and each of their Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Board of Directors of the Company is adequate and appropriate for the conduct of the business of the Company, the Guarantors and such Subsidiaries.

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SECTION 4.21  CORPORATE EXISTENCE

     Subject to Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and
(ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof would not have a material adverse effect on the ability of the Company and the Guarantors to satisfy their obligations under the Notes, the Guarantees and this Indenture.

SECTION 4.22  MINIMUM LIQUIDITY

     The Company and its Subsidiaries shall not purchase any gaming devices, including slot machines (other than pursuant to a binding commitment existing prior to the applicable Liquidity Determination Date and not entered into in contemplation of a failure to satisfy this covenant), during any quarter if during the previous fiscal quarter the Company and the Guarantors failed to maintain Consolidated Cash and Cash Equivalents and Unused Availability equal to $5.0 million, unless and until the time that the Company is able to certify to the Trustee that the Company and the Guarantors have Consolidated Cash and Cash Equivalents and Unused Availability equal to $5.0 million.

                                    ARTICLE V
                                   SUCCESSORS

SECTION 5.1   MERGER, CONSOLIDATION OR SALE OF ASSETS

     The Company will not consolidate with or merge with or into another Person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of its assets (such amounts to be computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons unless:

         (1) either (a) the Company is the continuing entity or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the Company's obligations in connection with the Notes, this Indenture and the Collateral Agreements;

         (2) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction;

         (3) unless such transaction is solely the merger of the Company and one of its previously existing Wholly Owned Subsidiaries which is also a Guarantor for the purpose of reincorporation into another jurisdiction and which transaction is not for the purpose of

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     evading this provision and not in connection with any other transaction, immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the consolidated surviving or transferee entity is at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction; and

         (4) unless such transaction is solely the merger of the Company and one of its previously existing Wholly Owned Subsidiaries which is also a Guarantor for the purpose of reincorporation into another jurisdiction and which transaction is not for the purpose of evading this provision and not in connection with any other transaction, immediately after giving effect to such transaction on a pro forma basis, the consolidated resulting, surviving or transferee entity would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in Section 4.7; and

         (5) each Guarantor, shall have, if required by the terms of this Indenture or the Collateral Agreements, confirmed in writing that its Guarantee shall apply to the obligations of the Company or the surviving entity in accordance with the Notes, this Indenture and the Collateral Agreements.

SECTION 5.2   SUCCESSOR CORPORATION SUBSTITUTED

     Upon any consolidation or merger in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into which the Company is merged shall succeed to and (except in the case of a lease or any transfer of all or substantially all of the Company's assets) be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named therein as the Company, and the Trustee may require any such Person to ensure, by executing and delivering appropriate instruments and opinions of counsel, that the Trustee continues to hold a Lien, having the same relative priority as was the case immediately prior to such transactions, on all Collateral for the benefit of the Holders.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Company's interest in which constitutes all or substantially all of the Company's properties and assets, shall be deemed to be the transfer of all or substantially all of the Company's properties and assets.

                                   ARTICLE VI
                              DEFAULTS AND REMEDIES

SECTION 6.1   EVENTS OF DEFAULT

     "Event of Default," wherever used herein, means any one of the following events:

     (a) the failure of the Company to pay any installment of interest (or Liquidated Damages, if any) on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days;

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

     (b) the failure of the Company to pay all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Excess Cash Flow Purchase price, the Change of Control Purchase Price or the Asset Sale Offer Price, on Notes validly tendered and not properly withdrawn pursuant to an Excess Cash Flow Offer, a Change of Control Offer or Asset Sale Offer, as applicable;

     (c) the failure of the Company or the failure by any of the Company's Subsidiaries to observe or perform any other covenant, condition or agreement contained in the Notes or this Indenture and, except for the provisions described under Section 4.13, 4.16, 4.17 and the first sentence of Section 4.4(b) and Article V hereof, which failure continues for a period of 30 days after notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding;

     (d) a default occurs (after giving effect to any waivers, amendments, applicable grace periods or any extension of any maturity date) under the Indebtedness of the Company or the Indebtedness of any the Company's Subsidiaries with an aggregate amount outstanding in excess of $5,000,000 (i) which is caused by a failure to pay principal of or interest on such Indebtedness; or (ii) if as a result of such default, the maturity of such Indebtedness has been accelerated prior to its stated maturity;

     (e) final unsatisfied judgments not covered by insurance aggregating in excess of $5,000,000, at any one time rendered against the Company or any of its Subsidiaries and not stayed, bonded or discharged within 60 days;

     (f) any Guarantee of a Guarantor ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Guarantee and this Indenture) or any Guarantor denies or disaffirms its Obligations under its Guarantee or the Collateral Agreements;

     (g) any failure to comply with any material agreement or covenant in, or material provision of, any of the Collateral Agreements, or any breach of a representation under, the Collateral Agreements;

     (h) the Collateral Agreements cease to create a valid Lien on the assets purported to be pledged or secured thereunder;

     (i) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable Bankruptcy Law now or hereafter in effect,
(B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

     (j) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable Bankruptcy Law now or hereafter in effect, or consents to the entry of an

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

order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

     If a Default occurs and is continuing, the Trustee must, within 90 days after the occurrence of such Default, give to the Holders notice of such Event of Default.

SECTION 6.2   ACCELERATION

     (a) If an Event of Default (other than an Event of Default specified in clause (i) or (j) of Section 6.1 that occurs with respect to the Company or any of its Significant Subsidiaries) occurs and is continuing under this Indenture, then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest (and Liquidated Damages, if any) on the Notes to be due and payable immediately. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest (and Liquidated Damages, if any) shall be immediately due and payable. If an Event of Default specified in clause (i) or (j) of Section 6.1, relating to the Company or any of its Significant Subsidiaries occurs, all principal and accrued interest (and Liquidated Damages, if any) thereon will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Trustee or the Holders.

     (b) Prior to the declaration of acceleration of the maturity of the Notes, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may waive on behalf of all the Holders any Default, except a Default with respect to any provision requiring a supermajority approval to amend, which Default may only be waived by such a supermajority, and except a Default in the payment of principal of or interest on any Note not yet cured or a Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Subject to the provisions of this Indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity.

     Subject to all provisions of this Indenture and applicable law, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

     (c) At any time after such a declaration of acceleration being made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of not less than a majority in aggregate principal amount of then outstanding Notes, by written notice to the Company and the Trustee, may rescind, on behalf of all Holders, any such declaration of acceleration if:

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

         (1) the Company has paid or deposited with the Trustee cash sufficient to pay: (a) all overdue interest and Liquidated Damages, if any, on all Notes;
(b) the principal of (and premium, if any, applicable to) any Notes which would become due other than by reason of such declaration of acceleration, and interest thereon at the rate borne by the Notes; (c) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; and (d) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and all other amounts due the Trustee under Section 7.7 hereof; and

         (2) all Events of Default, other than the non-payment of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.4 hereof.

     (d) Notwithstanding clause (c)(2) of this Section 6.2, no waiver shall be effective against any Holder for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected thereby, unless all such affected Holders agree, in writing, to waive such Event of Default or other event. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

SECTION 6.3   OTHER REMEDIES

     If an Event of Default occurs and is continuing, subject to the terms of the Intercreditor Agreement, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, Liquidated Damages, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.4   WAIVER OF PAST DEFAULTS

     Subject to Section 6.7 hereof, the Holders of a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee, may, on behalf of all Holders, waive any existing or past Default or Event of Default hereunder and its consequences under this Indenture, except a default:

         (1) in the payment of principal of, premium, if any, Liquidated Damages, if any, or interest on any Note not yet cured as specified in clauses (a) and (b) of Section 6.1 hereof;

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

         (2) in respect of a covenant or provision hereof which, under Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Note affected, unless all such affected Holders agree, in writing, to waive such default; or

         (3) the rescission of which would conflict with any judgment or decree of a court of competent jurisdiction.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right arising therefrom.

SECTION 6.5   CONTROL BY MAJORITY

     Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines in good faith may be unduly prejudicial to the rights of other Holders of Notes not joining in the giving of such direction or that may involve the Trustee in personal liability and the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders of the Notes.

SECTION 6.6   LIMITATION ON SUITS

     A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

     (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

     (b) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

     (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

     (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

     (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

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SECTION 6.7   RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT

     Notwithstanding any other provision of this Indenture, except as permitted by Section 9.2 hereof, the right of any Holder of a Note to receive payment of the principal of, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase) or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8   COLLECTION SUIT BY TRUSTEE

     If an Event of Default specified in Section 6.1 hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.9   TRUSTEE MAY FILE PROOFS OF CLAIM

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditor's committee.

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SECTION 6.10  PRIORITIES

     Subject to the terms of the Intercreditor Agreement, if the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

     First: to the Trustee, its agents and attorneys for amounts due under
Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection (including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel);

     Second: to Holders of Notes for amounts due and unpaid on the Notes for principal and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any, and interest, respectively; and

     Third: without duplication, to the Holders for any other Obligations owing to the Holders under the Notes or this Indenture; and

     Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a Record Date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11  UNDERTAKING FOR COSTS

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE VII
                                     TRUSTEE

SECTION 7.1   DUTIES OF TRUSTEE

     (a) If an Event of Default of which the Trustee has knowledge has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of its own affairs.

     (b) Except during the continuance of an Event of Default of which the Trustee has knowledge:

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         (i)   the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

         (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

         (i) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.1;

         (ii) the Trustee shall not be liable for any error of judgment made in good faith by an Officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

         (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.1 and
7.2 hereof.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     (f) Upon request from the Company, the Trustee is hereby authorized to and shall enter into the Intercreditor Agreement in connection with the Credit Agreement or any amendment, restatement, supplement, renewal, replacement or other modification thereof, entered into in accordance with the terms of this Indenture, including Section 4.7 hereof.

     (g) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.2   RIGHTS OF TRUSTEE

     (a) In connection with the Trustee's rights and duties under this Indenture, the Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

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

     (b) Before the Trustee acts or refrains from acting under this Indenture, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

     (g) Except with respect to Section 4.1 hereof, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article IV hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(a), 6.1(b) and 4.1 hereof or (ii) any Default or Event of Default of which the Trustee shall have received written notification in the manner set forth in this Indenture or an officer in the corporate trust administration of the Trustee shall have obtained actual knowledge. Delivery of reports, information and documents to the Trustee under Section 4.3 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of their covenants thereunder (as to which the Trustee is entitled to rely exclusively on an Officer's Certificate).

     (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit.

SECTION 7.3   INDIVIDUAL RIGHTS OF TRUSTEE

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within 90 days, apply

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to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.4   TRUSTEE'S DISCLAIMER

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.5   NOTICE OF DEFAULTS

     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice in the manner and to the extent provided by Section 313(c) of the TIA of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, Liquidated Damages, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.6   REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES

     Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA (S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA (S) 313(b)(2).
The Trustee shall also transmit by mail all reports as required by TIA (S)
313(c).

     A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA (S) 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.7   COMPENSATION AND INDEMNITY

     The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

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     The Company shall indemnify the Trustee against any and all losses, liabilities or expenses (including reasonable attorneys' fees) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.7) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, bad faith or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

     To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6.1(i) or 6.1(j) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

     The Trustee shall comply with the provisions of TIA (S) 313(b)(2) to the extent applicable.

SECTION 7.8   REPLACEMENT OF TRUSTEE

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

     (a) the Trustee fails to comply with Section 7.10 hereof;

     (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

     (c) a Custodian or public officer takes charge of the Trustee or its property; or

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

     (d) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.9   SUCCESSOR TRUSTEE BY MERGER, ETC.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10  ELIGIBILITY; DISQUALIFICATION

     There shall at all times be a Trustee hereunder that is a corporation or trust company (or a member of a bank holding company) organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has (or the bank holding company of which it is a member has) a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1), (2) and (5). The Trustee is subject to TIA (S) 310(b).

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SECTION 7.11  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY

     The Trustee is subject to TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

                                 ARTICLE VIII
                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1   OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE

     The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, elect to have either Section
8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.2   LEGAL DEFEASANCE AND DISCHARGE

     Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, each of the Company and the Guarantors, as applicable, shall, subject to the satisfaction of the applicable conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and Guarantees, as applicable, on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged all amounts owed under the outstanding Notes and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Guarantees, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes, such Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in Section 8.4, payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under
Article II and Section 4.2 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

SECTION 8.3   COVENANT DEFEASANCE

     Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the applicable conditions set forth in Section 8.4 hereof, the Company and the Guarantors shall be released from their respective obligations under Sections 4.3, 4.4, 4.5, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.17, 4.18, 4.20 and 4.22 hereof on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant

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Defeasance"), and the Notes and the Guarantees shall thereafter be deemed not
"outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the applicable conditions set forth in Section 8.4 hereof, (x) Sections 6.1(c) through 6.1(e) hereof shall not constitute Events of Default to the extent such events occur thereafter and (y) Sections 6.1(i) and 6.1(j) hereof shall not constitute an Event of Default to the extent they occur after the 91st day following the occurrence of the Company's exercise of Covenant Defeasance; provided, however that for all other purposes as set forth herein, such Covenant Defeasance provisions shall be effective.

SECTION 8.4   CONDITIONS TO LEGAL OR COVENANT DEFEASANCE

     The following shall be the conditions to the application of either Section
8.2 or 8.3 hereof to the outstanding Notes:

     In order to exercise either Legal Defeasance or Covenant Defeasance:

     (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States legal tender, U.S. Government Obligations, or a combination thereof, in amounts that will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and Liquidated Damages, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Trustee must have, for the benefit of Holders of the Notes, a valid, perfected exclusive security interest in such trust;

     (b) in the case of an election under Section 8.2 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee from United States legal counsel confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (c) in the case of an election under Section 8.3 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee from United States legal

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

counsel confirming that Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (d) in the case of an election under Section 8.2 or 8.3 hereof, (x) no Default or Event of Default shall have occurred and be continuing on the date of the deposit, and (y) no Event of Default specified in Section 6.1(d), (e) or (f) hereof shall have occurred at any time from the date of the deposit to the 91st calendar day thereafter (it being understood that this condition to Legal Defeasance or Covenant Defeasance may not be satisfied until such 91st calendar day after the date of deposit);

     (e) the Defeasance may not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

     (f) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent to hinder, delay or defraud any other of the Company's creditors;

     (g) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds (except as to trust funds that would be payable to holders of Notes who are "Insiders" as that term is defined by the Bankruptcy Code) will not be subject to Section 547 of the Bankruptcy Code; and

     (h) the Company must deliver to the Trustee an Officers' Certificate confirming the satisfaction of the conditions in clauses (a) through (g) above, and an Opinion of Counsel, confirming the satisfaction of the conditions in clauses (a) (with respect to the validity and perfection of the security interest) (b), (c) and (e).

     Legal Defeasance and Covenant Defeasance shall be deemed to occur on the date all of the applicable conditions set forth in this Section 8.4 are satisfied.

SECTION 8.5 DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS

     Subject to Section 8.6 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest (and Liquidated Damages, if any), but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to

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Section 8.4 hereof or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in
Section 8.4 hereof which, in the opinion of a firm of independent public accountants nationally recognized in the United States expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.6   REPAYMENT TO COMPANY

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.7   REINSTATEMENT

     If the Trustee or Paying Agent is unable to apply any United States legal tender or U.S. Government Obligations in accordance with Section 8.2 or 8.3 hereof, as the case may be, by reason of any order directing the repayment of the deposited money to the Company or otherwise making the deposit unavailable to make payments under the Notes when due, or if any court enters an order avoiding the deposit of money with the Trustee or Paying Agent or otherwise requires the payment of the money so deposited to the Company or to a fund for the benefit of its creditors, then (so long as the insufficiency exists or the order remains in effect) the Company's and the Guarantors' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.3 or 8.4 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.3 or 8.4 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, Liquidated Damages, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

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                                  ARTICLE IX
                       AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1   WITHOUT CONSENT OF HOLDERS OF NOTES

     Notwithstanding Section 9.2 hereof, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes, any Guarantee or the Collateral Agreements, without the consent of any Holder of a Note:

     (a) to cure any ambiguity, defect or inconsistency;

     (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

     (c) to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to
Article V hereof;

     (d) to provide for additional Guarantors as set forth in Section 4.18 hereof or for the release or assumption of a Guarantee in compliance with this Indenture;

     (e) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights hereunder of any Holder of the Note;

     (f) to comply with the provisions of the Depositary, Euroclear or Clearstream or the Trustee with respect to the provisions of this Indenture or the Notes relating to transfers and exchanges of Notes or beneficial interests therein;

     (g) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

     (h) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof.

     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
9.6 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.2   WITH CONSENT OF HOLDERS OF NOTES

     Except as expressly stated otherwise in this Section 9.2, and subject to Sections 6.4 and 6.7 hereof, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes and the Guarantees, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).

     Subject to Sections 6.4 and 6.7 hereof, and except as stated otherwise in this Section 9.2, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company or any Subsidiary with any provision of this Indenture or the Notes.

     Notwithstanding the foregoing, without the consent of the Holders of not less than two-thirds in aggregate principal amount of the Notes at the time outstanding, the Company, the Guarantors and the Trustee may not amend or supplement the Collateral Agreements, or waive or modify the rights of the Holders thereunder.

     It being understood that, except as expressly stated otherwise in paragraphs (a) through (e) below, Sections 4.13, 4.16 and 4.17 hereof may be amended, waived or modified in accordance with the first two paragraphs of this
Section 9.2, without the consent of each Holder affected, an amendment or waiver may not with respect to any Notes held by a non-consenting Holder:

     (a) change the Stated Maturity on any Note, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof at the option of the Company, or change the city of payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption at the option of the Company, on or after the Redemption Date), or reduce the Excess Cash Flow Purchase Price, the Change of Control Purchase Price or the Asset Sale Offer Price after the corresponding Asset Sale or Change of Control has occurred or the Excess Cash Flow has been produced or alter the provisions (including the defined terms used therein) regarding the Company's right to redeem the Notes in a manner adverse to the Holders; or

     (b) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in this Indenture; or

     (c) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby; or

     (d) cause the Notes or any Guarantee to become contractually subordinate in right of payment to any other Indebtedness; or

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     (e) make any changes in the foregoing clauses (a) through (d) or this clause (e) hereof, in a manner adverse to the Holders of the Notes.

     In connection with any amendment, supplement or waiver under this Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

     It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

SECTION 9.3   COMPLIANCE WITH TRUST INDENTURE ACT

     Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.4   REVOCATION AND EFFECT OF CONSENTS

     Until an amendment, supplement or waiver becomes effective (as determined by the Company and which may be prior to any such amendment, supplement or waiver becoming operative), a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same Indebtedness as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective (as determined by the Company and which may be prior to any such amendment, supplement or waiver becoming operative).

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding

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paragraph, those Persons who were Holders at such record date, and only those
Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.

     After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of clauses (a) through
(e) of Section 9.2 hereof, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest (and Liquidated Damages, if any) on a Note, on or after the respective dates set for such amounts to become due and payable expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates.

SECTION 9.5   NOTATION ON OR EXCHANGE OF NOTES

     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.6   TRUSTEE TO SIGN AMENDMENTS, ETC.

     The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental Indenture, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive and (subject to Section 7.1 hereof) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture.

                                   ARTICLE X
                     COLLATERAL AND SECURITY AND GUARANTY

SECTION 10.1  COLLATERAL AGREEMENTS; SECURITY INTERESTS.

     (a) The due and punctual payment of the principal and premium, if any, of, and interest on, the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and performance of all other Obligations under this Indenture, the Notes, the Collateral Agreements and the Note Registration Rights Agreement, shall be secured as provided in the Collateral Agreements.

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     (b) After the Issue Date, the Company shall, and shall cause each of its
Subsidiaries (other than Foreign Subsidiaries) to, use commercially reasonable efforts (which will be deemed not to include any obligation to pay money to any third parties other than filing fees, reasonable fees and expenses of the third party or other de minimus payments) to grant a perfected security interest in all of the Company's and its Subsidiaries' (other than Foreign Subsidiaries but including Capital Stock of Foreign Subsidiaries owned by Subsidiaries that are not Foreign Subsidiaries, to the extent required by law) assets (including the stock of Mikohn Nevada and MGC, Inc.) including assets acquired after the Issue Date, but in any event excluding the Excluded Assets; provided, that, the Company and such Subsidiaries shall (1) only pledge the lesser of (x) all of the Capital Stock of Foreign Subsidiaries owned by the Company and its Subsidiaries that are not Foreign Subsidiaries and (y) 66% of the Capital Stock of each of the Company's Foreign Subsidiaries, provided that notwithstanding the foregoing, the Company and its Subsidiaries shall only be required to pledge (A) 49.85% of the outstanding Capital Stock of Mikohn South America, S.A. and (B) 50% of the outstanding Capital Stock of Mikohn Australasia Pty. Ltd., and (2) take all commercially reasonable efforts to provide that the Lien on such Capital Stock of the Company's Foreign Subsidiaries is valid and perfected in each applicable jurisdiction, including the jurisdiction of the issuer of such Capital Stock.

     (c) Notwithstanding any provision in this Indenture or the Collateral Agreements to the contrary, in the event that the Company or any of its Subsidiaries grants a Lien on any of the Company's or any of its Subsidiaries' assets in connection with the Credit Agreement, the Company will be required to, and will be required to cause its Subsidiaries to, secure the Notes with a Lien on such assets (other than Excluded Assets (provided that if a lender under the Credit Agreement takes a security interest in assets that secure Purchase Money Indebtedness or Capitalized Lease Obligations, such assets will not be Excluded Assets)) that is subordinated to such Lender, except in circumstances where the Trustee cannot perfect such a Lien by means other than a Lien filing.

     (d) The Company shall, and shall cause each of its Subsidiaries to, do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Agreements, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby and by the Collateral Agreements, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein and therein expressed, including (1) using all commercially reasonable efforts to obtain customary consents and waivers from landlords of premises where any of the Collateral is located, and (2) taking all commercially reasonable efforts to grant a perfected Lien on all real property owned by the Company and its Subsidiaries (other than Foreign Subsidiaries) and to provide customary title insurance for the benefit of the Trustee with respect thereto; including, without limitation, commercially reasonable efforts to cause the removal of record of all existing monetary encumbrances such that the Collateral Agreements shall constitute a first priority Lien on all such real property. The Company shall, and shall cause each of its Subsidiaries to, take, upon request of the Trustee, any and all actions required to cause the Collateral Agreements to create and maintain, as security for the Obligations under this Indenture, the Notes, the Collateral Agreements and the Note Registration Rights Agreement, valid and enforceable, perfected (except as expressly provided herein or therein) Liens in and on all the Collateral, in favor of the Trustee, superior to and prior to the rights of all third Persons (other than holders of Purchase

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Money Indebtedness or Capitalized Lease Obligations that was incurred in accordance with the provisions of Section 4.7 hereof), and subject to no other Liens, other than as provided herein and therein provided, that the Trustee's Lien securing the Collateral may be subordinated pursuant to the terms of the Intercreditor Agreement to a Lien securing Indebtedness outstanding pursuant to
Section 4.7 hereof, but only to the extent provided in the Intercreditor Agreement.

     (e) The Company represents and warrants and covenants that it (or its Subsidiaries) has executed and delivered, filed and recorded and/or will execute and deliver, file and record, all instruments and documents, and has done or will do or cause to be done all such acts and other things as are necessary to subject the Collateral to the Lien of the Collateral Agreements. The Company (or its Subsidiaries) shall execute and deliver, file and record all instruments and do all acts and other things as may be reasonably necessary or advisable to perfect, maintain and protect the security interests created by the Collateral Agreements and shall pay all filing, recording, mortgage or other taxes or fees incidental thereto.

     (f) The security interests in the Collateral created by the Collateral Agreements as now or hereafter in effect shall be held by the Trustee for the equal and ratable benefit and security of the Notes without preference, priority or distinction of any thereof over any other by reason, or difference in time, of issuance, sale or otherwise, and for the enforcement of the payment of principal of, premium, if any, and interest on the Notes in accordance with their terms.

     (g) Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Collateral Agreements and the Intercreditor Agreement (including, without limitation, the provisions providing for foreclosure and release of the Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Collateral Agent to enter into the Collateral Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company initially appoints the Trustee as Collateral Agent and/or Trustee under the Collateral Agreements. Any successor Trustee will act as Collateral Agent and/or Trustee under the Collateral Agreements or appoint another Person to act in such capacity.

SECTION 10.2  FURTHER ASSURANCES AND SECURITY.

     The Company represents and warrants that at the time the Collateral Agreements and this Indenture are executed, the Company (or its Subsidiaries)
(a) will have full right, power and lawful authority to grant, bargain, sell, release, convey, hypothecate, assign, mortgage, pledge, transfer and confirm, absolutely, the Collateral, in the manner and form done, or intended to be done, in the Collateral Agreements, free and clear of all Liens, except for Permitted Liens, and will forever warrant and defend the title to the same against the claims of all Persons whatsoever; (b) will execute, acknowledge and deliver to the Trustee, at the Company's expense, at any time and from time to time such further assignments, transfer, assurances or other instruments as may, in the opinion of the Trustee, be required to effectuate the terms of this Indenture or the Collateral Agreements; and (c) will at any time and from time to time do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the Trustee, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby and by the Collateral Agreements.

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SECTION 10.3    OPINIONS.

     (a) The Company shall furnish to the Trustee (i) promptly after the recording or filing, or re-recording or re-filing of the Collateral Agreements and other security filings, an Opinion of Counsel (who may be counsel for the Company) stating that in the opinion of such counsel the Collateral Agreements and other security filings have been properly recorded, filed, re-recorded or re-filed so as to make effective and perfect the security interest intended to be created thereby and reciting the details of such action.

     (b) The Company shall furnish to the Trustee within three months after each anniversary of the Issue Date, an Opinion of Counsel, dated as of such date, stating either that (i) in the opinion of such counsel, all action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Liens of the Collateral Agreements and reciting the details of such action, subject to customary assumptions and exclusions or (ii) in the opinion of such Counsel, no such action is necessary to maintain such Liens, which Opinion of Counsel also shall state what actions it then believes are necessary to maintain the effectiveness of such Liens during the next year, subject to customary assumptions and exclusions.

SECTION 10.4  RELEASE OF COLLATERAL.

     (a) Collateral shall be released from the Liens created by the Collateral Agreements from time to time at the sole cost and expense of the Company:

         (i) upon payment in full of the Notes and all other Obligations under this Indenture, the Notes, the Collateral Agreements and the Notes Registration Rights Agreement then due and owing,

         (ii) unless an Event of Default shall have occurred and be continuing, upon sale or other disposition of Collateral pursuant to an Asset Sale made in accordance with Section 4.13 hereof (without giving effect to the provisions of clause (f) of Section 4.13); provided that the Collateral Agent has received all documentation required by the TIA in connection therewith; and provided further that only the Collateral subject to such Asset Sale shall be released,

         (iii) upon release of a Guarantor in accordance with Section 10.11 hereof; the Collateral owned by such Guarantor shall be released;

         (iv) upon the written consent of the holders not less than two-thirds of the aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes),

         (v) as required pursuant to the terms of the Intercreditor Agreement, or

         (vi)  upon a Legal Defeasance;

provided, that the Trustee shall not release any Lien on any Collateral unless
--------
and until it shall have received an Officers' Certificate certifying that all conditions precedent hereunder have

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been met and such other documents required by Section 8.4 hereof. Upon compliance with the above provisions, the Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Agreements.

     (b) The release of any Collateral from the terms of the Collateral Agreements shall not be deemed to impair the security under this Indenture and of the Liens in favor of the Collateral Agent on the remaining collateral in contravention of the provisions hereof and of the Collateral Agreements if and to the extent such Collateral is released pursuant to the terms of this Indenture and the Collateral Agreements.

SECTION 10.5  CERTIFICATES OF THE COMPANY.

     The Company shall furnish to the Trustee, prior to each proposed release of Collateral, all documents required by TIA (S) 314(d). The Trustee may, to the extent permitted by Sections 7.1 and 7.2 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such instruments. Any certificate or opinion required by TIA (S) 314(d) may be made by an Officer of the Company, except in cases where TIA (S) 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert within the meaning of TIA (S) 314(d).

SECTION 10.6 AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE COLLATERAL AGREEMENTS.

     Subject to the terms of the Intercreditor Agreement, the Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Collateral Agreements and (b) collect and receive any and all amounts payable in respect of the Obligations of the Company and the Guarantors hereunder and under the Notes, the Collateral Agreements and the Note Registration Rights Agreement. Subject to the terms of the Intercreditor Agreement, the Trustee shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Agreements or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee).

SECTION 10.7 AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE COLLATERAL AGREEMENTS.

     The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Agreements, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Collateral Agreements.

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SECTION 10.8  GUARANTEES

     By its execution hereof, each of the Guarantors acknowledges and agrees that it receives substantial benefits from the Company and that such party is providing its Guarantee for good and valuable consideration, including, without limitation, such substantial benefits and services. Accordingly, subject to the provisions of this Article X, each Guarantor, jointly and severally, hereby unconditionally guarantees on a senior secured basis to each Holder of a Note authenticated and delivered by the Trustee and its successors and assigns that:
(i) the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, an Asset Sale Offer, an Excess Cash Flow Offer, or otherwise, and interest on overdue principal, premium, if any, Liquidated Damages, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee under the Notes, this Indenture, the Collateral Agreements and the Note Registration Rights Agreement (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations or under the Notes, the Collateral Agreements or the Note Registration Rights Agreement, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control, an Asset Sale Offer, an Excess Cash Flow Offer, or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.12 hereof (collectively, the "Guarantee Obligations").

     Subject to the provisions of this Article X, each Guarantor hereby agrees that its Guarantee hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture, the Collateral Agreements, the Note Registration Rights Agreement or the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any thereof, any releases of the Collateral, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives and relinquishes: (a) any right to require the Trustee, the Holders or the Company (each, a "Benefitted Party") to proceed against the Company, the Subsidiaries or any other Person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in any secured party's power before proceeding against the Guarantors; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of the Guarantors, the Company, the Subsidiaries, any Benefitted Party, any creditor of the Guarantors, the Company or the Subsidiaries or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed;
(d) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election to proceed against the Guarantors for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in

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other respects more burdensome than that of the principal; (f) any defense arising because of a Benefitted Party's election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. The Guarantors hereby covenant that, except as otherwise provided therein, the Guarantees shall not be discharged except by payment in full of all Guarantee Obligations, including the principal, premium, if any, and interest on the Notes and all other costs provided for under this Indenture or as provided in Article VIII.

     If any Holder or the Trustee is required by any court or otherwise to return to either the Company or the Guarantors, or any trustee or similar official acting in relation to either the Company or the Guarantors, any amount paid by the Company or the Guarantors to the Trustee or such Holder, the Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Guarantors agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guarantee Obligations hereby until payment in full of all such obligations guaranteed hereby. Each Guarantor agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations, and (y) in the event of any acceleration of such obligations as provided in Article VI hereof, such Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of the Guarantee.

SECTION 10.9  EXECUTION AND DELIVERY OF GUARANTEES

     To evidence the Guarantees set forth in Section 10.8 hereof, each of the Guarantors agrees that a notation of the Guarantees substantially in the form included in Exhibit A hereto shall be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of each of the Guarantors by an Officer of each of the Guarantors.

     Each of the Guarantors agree that the Guarantees set forth in this Article X shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of the Guarantees.

     If an Officer whose facsimile signature is on a Note or a notation of Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Guarantees are endorsed, the Guarantees shall be valid nevertheless.

     The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees set forth in this Indenture on behalf of the Guarantors.

SECTION 10.10 GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS

     (a) Nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of any Guarantor with or into each other or with or into the Company. Upon any such consolidation or merger, the Guarantee of the Guarantor that does not survive the consolidation or merger shall no longer be of any force or effect.

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     (b) Except for a merger or consolidation in which a Guarantor is sold and its Guarantee is released in compliance with the provisions of Section 10.11 hereof, no Guarantor shall consolidate or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless, subject to the provisions of the following paragraph and the other provisions of this Indenture, (i) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such Person shall guarantee, on a senior secured basis, all of such Guarantor's obligations under such Guarantor's Guarantee on the terms set forth in this Indenture, grant a security interest in and/or pledge the collateral owned by such Subsidiary to secure such Obligations on the terms set forth in the Collateral Agreements, and deliver to the Trustee an opinion of counsel that such guaranty and Collateral Agreements have been duly authorized, executed and delivered; and (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing. The provisions of the covenant shall not apply to the merger of any Guarantors with and into each other or with or into the Company. In case of any such consolidation or merger and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the Guarantees endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, such successor corporation shall succeed to and be substituted for such Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

     (c) The Trustee, subject to the provisions of Section 11.4 hereof, shall be entitled to receive an Officers' Certificate as conclusive evidence that any such consolidation or merger, and any such assumption of Guarantee Obligations, comply with the provisions of this Section 10.10. Such Officers' Certificate shall comply with the provisions of Section 11.5 hereof.

SECTION 10.11 RELEASE OF GUARANTORS

     Notwithstanding Section 10.9(b) hereof, upon the sale or disposition (including by merger or stock purchase) of a Guarantor (as an entirety) to an entity which is not and is not required to become a Guarantor, or the designation of a Subsidiary as an Unrestricted Subsidiary, which transaction is otherwise in compliance with this Indenture (including, without limitation, Section 4.13), such Guarantor will be deemed released from its Obligations under its Guarantee of the Notes and the Collateral Agreements; provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any of the Company's Indebtedness or any Indebtedness of any other of its Subsidiaries shall also terminate upon such release, sale or transfer and none of its Equity Interests are pledged for the benefit of any holder of any of the Company's Indebtedness or any Indebtedness of any of its Subsidiaries.

     Upon delivery by the Company to the Trustee of an Officer's Certificate, to the effect that such sale or other disposition or that such designation was made by the Company in accordance with the provisions of this Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any such Guarantor from its obligations under its Guarantee. Except as provided in Section 10.9(a) hereof, any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article X.

     Notwithstanding the foregoing provisions of this Article X, (i) any Guarantor whose Guarantee would otherwise be released pursuant to the provisions of this Section 10.11 may elect, at its sole discretion, by written notice to the Trustee, to maintain such Guarantee in effect notwithstanding the event or events that otherwise would cause the release of such Guarantee (which election to maintain such Guarantee in effect may be conditional or for a limited period of time), and (ii) any Subsidiary of the Company which is not a Guarantor may elect, at its sole discretion, by written notice to the Trustee, to become a Guarantor (which election may be conditional or for a limited period of time).

SECTION 10.12 LIMITATION OF GUARANTOR'S LIABILITY; CERTAIN BANKRUPTCY EVENTS

     (a) Each Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee Obligation of such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the Guarantee Obligations of such Guarantor under this Article X shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Guarantee Obligations of such other Guarantor under this Article X, result in the Guarantee Obligations of such Guarantor under the Guarantee of such Guarantor not constituting a fraudulent transfer or conveyance.

     (b) Each Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, such Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under
Section 362 or 105 of the Bankruptcy Law or otherwise.

SECTION 10.13 APPLICATION OF CERTAIN TERMS AND PROVISIONS TO THE GUARANTORS

     (a) For purposes of any provision of this Indenture which provides for the delivery by any Guarantor of an Officers' Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.1 hereof shall apply to such Guarantor as if references therein to the Company were references to such Guarantor.

     (b) Any request, direction, order or demand which by any provision of this Indenture is to be made by any Guarantor, shall be sufficient if evidenced as described in Section 11.2 hereof as if references therein to the Company were references to such Guarantor.

     (c) Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes to or on any Guarantor may be given or served as described in Section 11.2 hereof as if references therein to the Company were references to such Guarantor.

     (d) Upon any demand, request or application by any Guarantor to the Trustee to take any action under this Indenture, such Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 11.4 hereof as if all references therein to the Company were references to such Guarantor.

                                  ARTICLE XI
                                 MISCELLANEOUS

SECTION 11.1  TRUST INDENTURE ACT CONTROLS

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by the TIA, the imposed duties shall control.

SECTION 11.2  NOTICES

     Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:


If to the Company
or the Guarantors:                      Mikohn Gaming Corporation
                                        920 Pilot Road
                                        Las Vegas, NV 89119
                                        Attention: Charles H. McCrea
with copies (which
shall not constitute
notice) to:                             Greenberg Traurig, LLP
                                        2450 Colorado Ave., #400E
                                        Santa Monica, CA 90404
                                        Attention: Mark Moskowitz, Esq.

                                        Telecopier No.: (310) 586-7800

If to the Trustee:                      Firstar Bank, N.A.
                                        101 East 5th Street
                                        St. Paul, MN 55101
                                        Attention: Corporate Trust Department

                                        Telecopier No.: (651) 229-6415


     The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) when answered back, if telexed; (iii) when receipt acknowledged, if telecopied; and (iv) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA (S) 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.3  COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES

     Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

SECTION 11.4  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

     (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.5  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA (S) 314(a)(4)) shall comply with the provisions of TIA (S) 314(e) and shall include:

     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificate of public officials.

SECTION 11.6  RULES BY TRUSTEE AND AGENTS

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.7 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No past, present or future director, officer, employee, incorporator or stockholder (direct or indirect) of the Company or the Guarantors (or any such successor entity), as such, shall have any liability for any Obligations of the Company or the Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation, except in their capacity as an obligor or Guarantor of the Notes in accordance with this Indenture. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 11.8  GOVERNING LAW

     THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

SECTION 11.9  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10 SUCCESSORS

     All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.11 SEVERABILITY

     In case any one or more of the provisions of this Indenture or in the Notes or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 11.12 COUNTERPART ORIGINALS

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.13 TABLE OF CONTENTS, HEADINGS, ETC.

     The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                        [Signatures on following page]

                                  SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have executed this Indenture as of the date first written above.

                                            THE COMPANY:
                                            MIKOHN GAMING CORPORATION

                                            By: ________________________________
                                                Name:
                                                Title:

                                            THE GUARANTORS:
                                            CASINO EXCITEMENT, INC.

                                            By: ________________________________
                                                Name:
                                                Title:

                                            GAMES OF NEVADA, INC.

                                            By: ________________________________
                                                Name:
                                                Title:

                                            MGC, INC.

                                            By: ________________________________
                                                Name:
                                                Title:

                                            MIKOHN INTERNATIONAL, INC.

                                            By: ________________________________
                                                Name:
                                                Title:

                                            MIKOHN NEVADA

                                            By: ________________________________
                                                Name:
                                                Title:

                                            PROGRESSIVE GAMES, INC.

                                            By: ________________________________
                                                Name:
                                                Title:

                                            THE TRUSTEE:

                                            FIRSTAR BANK, N.A.

                                            By: ________________________________
                                                Name:
                                                Title:

                                   EXHIBIT A
                                 [FORM OF NOTE]

                           MIKOHN GAMING CORPORATION

              11.875% [SERIES A] [SERIES B]/1/ SENIOR SECURED NOTE
                                    DUE 2008

                                                                 CUSIP: ________

No.                                                           $_________________

     Mikohn Gaming Corporation, a Nevada corporation (hereinafter called the "Company" which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________, or registered assigns, the principal sum of __________ Dollars, on August 22, 2008.

     Interest Payment Dates:  May 1 and November 1, commencing November 1, 2001.

     Record Dates: April 15 and October 15

     Reference is made to the further provisions of this Note on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

     This Note has been issued with original issue discount for Federal income tax purposes. Upon request, the Company will promptly make available to a holder of this Note information regarding the issue price, the amount of original issue discount, the issue date, and the yield to maturity of this Note. Holders should contact Mikohn Gaming Corporation, 920 Pilot Road, Las Vegas, NV 89119, Attention: Don Stevens, Chief Financial Officer.

___________________

/1/ Series A should be replaced with Series B in the Exchange Notes.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                              MIKOHN GAMING CORPORATION,
                                              a Nevada corporation

                                              By: ______________________________
                                                  Name:
                                                  Title:



                                              By: ______________________________
                                                  Name:
                                                  Title:


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Notes described in the within-mentioned Indenture.

                                              FIRSTAR BANK, N.A.

                                              By: ______________________________
                                                  Authorized Signatory

Dated:  _____________

                               (Reverse of Note)

         11.875% [Series A] [Series B]/2/ Senior Secured Note due 2008

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.]/3/

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY, TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]/4/

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE CASH PAYMENTS OF INTEREST DURING THE PERIOD WHICH SUCH HOLDER HOLDS THIS NOTE. NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT INTEREST FROM ACCRUING ON THIS NOTE.]/5/

_________________________

/2/ Series A should be replaced with Series B in the Exchange Notes.
/3/ To be included only on Global Notes deposited with DTC as Depositary. /4/ To be included only on Global Notes deposited with DTC as Depositary. /5/ To be included only on Reg S Temporary Global Notes.

[THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE PRIOR TO THE DATE THAT IS TWO YEARS (OR SUCH SHORTER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(k) AS PERMITTING RESALES BY NON-AFFILIATES OF RESTRICTED SECURITIES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) (THE "RESALE RESTRICTION TERMINATION DATE") EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE
144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO FOREIGN PERSONS THAT OCCUR IN OFFSHORE TRANSACTIONS AND WITHOUT DIRECTED SELLING EFFORTS WITHIN THE MEANINGS OF SUCH TERMS AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1),
(2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS PURCHASING THE NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OF SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY U.S. STATE OR ANY OTHER APPLICABLE JURISDICTION. THE HOLDER OF THIS NOTE AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.]/6/

__________________

/6/ To be included only on Transfer Restricted Notes.

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. Interest. Mikohn Gaming Corporation, a Nevada corporation (the "Company"), promises to pay interest on the principal amount of this Note at 11.875% per annum from the Issue Date until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 4 of the Note Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, semi-annually on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). The first Interest Payment Date shall be November 1, 2001. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Record Date (defined below) referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. The Company shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect; it shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. The Company will pay interest on the Notes and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the April 15 or October 15 next preceding the Interest Payment Date (each a "Record Date"), even if such Notes are cancelled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture (as defined below) with respect to defaulted interest. The Notes will be payable as to principal, interest, premium, if any, and Liquidated Damages, if any, at the office or agency of the Company maintained within the City and State of New York for such purpose, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds to an account within the United States will be required with respect to principal of and interest, premium, if any, and Liquidated Damages, if any, on all Global Notes. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. Paying Agent and Registrar. Initially, Firstar Bank, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. Indenture. The Company issued the Notes under an Indenture, dated as of the Issue Date ("Indenture"), by and among the Company, the Guarantors party thereto and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-

77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.

     The Obligations under the Indenture, the Intercreditor Agreement, the Notes and the Guarantees thereof are secured by the Collateral described in the Collateral Agreements, subject to the provisions of such agreements. Holders are referred to the Collateral Agreements for a statement of such terms.

     5.   Optional Redemption.

          (a) Except as set forth in clause (b) of this Section, the Company shall not have the option to redeem the Notes pursuant to this Section 5 prior to August 15, 2005. The Notes will be redeemable for cash at the option of the Company, in whole or in part, at any time on or after August 15, 2005, upon not less than 30 days nor more than 60 days prior notice mailed by first class mail to each Holder at its last registered address, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing August 15 of the years indicated below, in each case (subject to the right of Holders of record on a Record Date to receive the corresponding interest due (and the corresponding Liquidated Damages, if any) on the corresponding Interest Payment Date that is on or prior to such redemption date) together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date:

     Year                                             Percentage
     ----                                             ----------
     2005...........................................    105.938%
     2006...........................................    102.969%
     2007 and thereafter............................    100.000%

          (b) Notwithstanding the provisions of clause (a) of this Section, at any time on or prior to August 15, 2004, upon a Public Equity Offering of the Company's common stock for cash, up to 35% of the aggregate principal amount of the Notes issued pursuant to the Indenture may be redeemed at the Company's option within 90 days of such Public Equity Offering, on not less than 30 days, but not more than 60 days, notice to each Holder of the Notes to be redeemed, with cash received by the Company from the Net Cash Proceeds of such Public Equity Offering, at a redemption price equal to 111.875% of the principal amount thereof (subject to the right of Holders of record on a Record Date to receive the corresponding interest due (and the corresponding Liquidated Damages, if any) on the corresponding Interest Payment Date that is on or prior to such redemption date), together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date; provided, however, that immediately following such redemption not less than 65% of the aggregate principal amount of the Notes originally issued pursuant to the Indenture on the Issue Date remain outstanding.

          (c) Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption unless the Company defaults in such payments due on the redemption date.

     6. Regulatory Redemption. If any Gaming Authority requires that a Holder or beneficial owner of Notes must be licensed, qualified or found suitable under any applicable gaming law and such Holder or beneficial owner fails to apply for a license, qualification or a finding of suitability within 30 days after being requested to do so by the Gaming Authority (or such lesser period that may be required by such Gaming Authority), or if such Holder or such beneficial owner is not so licensed, qualified or found suitable, the Company shall have the right, at its option, (a) to require such Holder or beneficial owner to dispose of such Holder's or beneficial owner's Notes within 30 days of receipt of notice of such finding by the applicable Gaming Authority or such earlier date as may be ordered by such Gaming Authority or (b) to call for the redemption (a "Regulatory Redemption") of the Notes of such Holder or beneficial owner at the principal amount thereof or, if required by such Gaming Authority, the lesser of
(i) the price at which such Holder or beneficial owner acquired the Notes and
(ii) the fair market value of such Notes on the date of redemption, together with, in either case, accrued and unpaid interest and, if permitted by such Gaming Authority, Liquidated Damages, if any, to the earliest of the date of redemption, (y) such earlier date as may be required by such Gaming Authority and (z) the date of the finding of unsuitability by such Gaming Authority, any of which dates may be less than 30 days following the notice of redemption, if so ordered by such Gaming Authority. The Company shall notify the Trustee in writing of any such redemption as soon as practicable and of the redemption price of each Note to be redeemed. The Holder or beneficial owner applying for a license, qualification or a finding of suitability must pay all costs of the licensure and investigation for such qualification or finding of suitability.

     7. Mandatory Redemption. The Company shall not be required to make mandatory redemption payments with respect to the Notes. The Notes shall not have the benefit of any sinking fund.

     8.  Offers to Purchase.

         (a) Excess Cash Flow. Not later than 120 days following the end of each fiscal year, the Company will make an offer to all Holders (the "Excess Cash Flow Offer") to purchase the maximum principal amount of Notes that is an integral multiple of $1,000 with 50% of the Excess Cash Flow of the Company from such fiscal year (the "Excess Cash Flow Offer Amount"), at a purchase price in cash equal to 100% of the principal amount of the Notes to be purchased (the "Excess Cash Flow Purchase Price"), together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the date fixed for the purchase of the Notes pursuant to such Excess Cash Flow Offer, in accordance with the Indenture. The Excess Cash Flow Offer will be required to remain open for 20 Business Days following its commencement. Upon the expiration of that period, the Company promptly (and in any case, within 3 Business Days following such expiration) will apply the Excess Cash Flow Offer Amount plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the purchase for the Excess Cash Purchase Price of all Notes validly tendered pursuant to the Excess Cash Flow Offer, plus accrued interest and Liquidated Damages, if any. If the aggregate principal amount of Notes tendered pursuant to an Excess Cash Flow Offer exceeds the Excess Cash Flow Offer Amount with respect thereto, the Company will purchase Notes or portions thereof tendered, pro rata or by such other method as may be required by law. If the aggregate amount of Notes tendered pursuant to any Excess Cash Flow Offer is less than the Excess Cash Flow Offer Amount, the Company may use any remaining Excess Cash Flow Amount for any purposes not prohibited by the Indenture. The Company will not be required to make an Excess Cash Flow Offer to purchase Notes pursuant to this Section if the available cumulative Excess Cash Flow is less than $10,000,000; provided, that any such lesser amount of Excess Cash Flow (if positive) will be added to the Excess Cash Flow for each subsequent fiscal year until an Excess Cash Flow Offer is made. Any Excess Cash Flow Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section, the Company's compliance with such laws and regulations shall not in and of itself cause a breach of the Company's obligations under such Section.

          (b) Change of Control. In the event that a Change of Control has occurred, each Holder of Notes will have the right, at such Holder's option, pursuant to an offer (subject only to conditions required by applicable law, if any) by the Company (the "Change of Control Offer"), to require the Company to repurchase all or any part of such Holder's Notes (provided, that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 30 Business Days after the occurrence of such Change of Control, at a cash price equal to 101% of the principal amount thereof (the "Change of Control Purchase Price"), together with accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Purchase Date. The Change of Control Offer shall be made within 10 Business Days following a Change of Control and shall remain open for 20 Business Days following its commencement (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, the Company shall promptly purchase all Notes properly tendered pursuant to the Change of Control Offer.

     On or before the Change of Control Purchase Date, the Company shall: (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount in cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any) of all Notes so tendered, and (iii) deliver to the Trustee the Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Company. The Paying Agent promptly will pay the Holders of Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any), and the Trustee promptly will authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be delivered promptly by the Company to the Holder thereof. The Company publicly will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

          (c) Asset Sale. Subject to certain exceptions set forth in the Indenture, the Company and the Guarantors shall not, and shall not permit any of their Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its property, business or assets, including by merger or consolidation (in the case of a Guarantor or a one or more Subsidiaries or Unrestricted Subsidiaries of the Company), and including any sale or other transfer or issuance of any Equity Interests of any Subsidiary or Unrestricted Subsidiary of the Company, whether by the Company or a Subsidiary or Unrestricted Subsidiary of the Company or through the issuance, sale or transfer of Equity Interests by a Subsidiary or Unrestricted Subsidiary of the Company, and including any sale and leaseback transaction (any of the foregoing, an "Asset Sale"), unless, with respect to any Asset Sale or related series of Asset Sales involving securities, property or assets with an aggregate fair market value in excess of $5,000,000, (i) at least 75% of the total consideration received by the Company or the applicable Subsidiary or Unrestricted Subsidiary for such Asset Sale or related series of Asset Sales is in the form of cash or Cash Equivalents, (ii) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale, and (iii) the Board of Directors of the Company determines in good faith that the Company or such applicable Subsidiary or Unrestricted Subsidiary will be receiving fair market value for such Asset Sale. For purposes of the preceding sentence, total consideration received means the total consideration received for such Asset Sale or related series of Asset Sales minus the amount of (a) Purchase Money Indebtedness secured solely by the assets sold and assumed by a transferee; provided, that the Company and its Subsidiaries are fully released from obligations in connection therewith, and (b) property that within 30-days of such Asset Sale is converted into cash or Cash Equivalents; provided, that such cash and Cash Equivalents shall be treated as Net Cash Proceeds attributable to the original Asset Sale for which such property was received).

     Within 360 days following such Asset Sale, Net Cash Proceeds therefrom (the "Asset Sale Amount") shall be: (i)(x) used to retire Purchase Money Indebtedness secured by the asset which was the subject of the Asset Sale, or (y) used to retire and permanently reduce Indebtedness incurred under the Credit Facility; provided, that in the case of a revolver or similar arrangement that makes credit available, such commitment is permanently reduced by such amount, or (ii) invested in assets and property (except in connection with the acquisition of a Subsidiary which is a Guarantor in a Related Business, other than notes, bonds, obligations and securities) which in the good faith reasonable judgment of the Board of Directors of the Company will immediately constitute or be a part of a Related Business of the Company or such Subsidiary (if it continues to be a Subsidiary) immediately following such transaction.

     The accumulated Net Cash Proceeds from Asset Sales and from any Event of Loss not applied as set forth in the preceding paragraph shall constitute "Excess Proceeds." Pending the final application of any Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest or use for general corporate purposes (other than Restricted Payments that are not solely Restricted Investments) the Net Cash Proceeds in any manner that is not prohibited by the Indenture. When the Excess Proceeds equal or exceed $10,000,000, the Company shall offer to repurchase the Notes, together with any other Indebtedness ranking on a parity with the Notes and with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from such Asset Sale pursuant to a cash offer (subject only to conditions required by applicable law, if any), pro rata in proportion to the respective principal amounts of such Indebtedness (or accreted values in the case of Indebtedness issued with an original issue discount) and the Notes (the "Asset Sale Offer") at a purchase price of 100% of the principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) (the "Asset Sale Offer Price") together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment. The Asset Sale Offer shall remain open for 20 Business Days following its commencement (the "Asset Sale Offer Period"). Upon expiration of the Asset Sale Offer Period, the Company shall apply an amount equal to the Excess Proceeds (the "Asset Sale Offer Amount") plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Indebtedness properly tendered in accordance with the provisions hereof (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued interest and Liquidated Damages, if any). To the extent that the aggregate amount of Notes and such other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Company may use any remaining Net Cash Proceeds as otherwise permitted by the Indenture, and following the consummation of each Asset Sale Offer the Excess Proceeds amount shall be reset to zero.

     9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.
The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a Record Date and the corresponding Interest Payment Date.

     10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

     11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented with the consent of the Holders of a majority in principal amount of the then outstanding Notes, and any existing Default or compliance with any provision of the Indenture, the Notes or the Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Notwithstanding the foregoing, without the consent of the Holders of not less than two-thirds in aggregate principal amount of the Notes at the time outstanding, the Company, the Guarantors and the Trustee may not amend or supplement the Collateral Agreements, or waive or modify the rights of the Holders thereunder. Without the consent of any Holder of a Note, the Indenture, the Notes, the Guarantees or the Collateral Agreements may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to provide for additional Guarantees as set forth in the Indenture or for the release or assumption of Guarantees in compliance with the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes (including the addition of any Guarantor) or that does not adversely affect the rights under the Indenture of any such Holder, to comply with the provisions of the Depositary, Euroclear or Clearstream or the Trustee with respect to the provisions of the Indenture or the Notes relating to transfers and exchanges of Notes or beneficial interests therein, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, or to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture.

     12. Defaults and Remedies. The Indenture provides that each of the following constitutes an Event of Default: (a) the failure of the Company to pay any installment of interest (or Liquidated Damages, if any) on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days; (b) the failure of the Company to pay all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Excess Cash Flow Purchase Price, the Change of Control Purchase Price or the Asset Sale Offer Price, on Notes validly tendered and not properly withdrawn pursuant to an Excess Cash Flow Offer, a Change of Control Offer or an Asset Sale Offer, as applicable; (c) the failure of the Company or the failure by any Subsidiary of the Company to observe or perform any covenant, condition or agreement contained in the Notes or the Indenture and, except for the provisions described under Section 4.13, 4.16, 4.17, and Article V of the Indenture, which failure continues for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding; (d) a default under the Indebtedness of the Company or the Indebtedness of any the Company's Subsidiaries with an aggregate amount outstanding in excess of $5,000,000 (1) caused by a failure to pay principal of or premium, if any, on such Indebtedness when due (after giving effect to any waivers, amendments, applicable grace period or any extension of any maturity date) or (2) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity; (e) final unsatisfied judgments not covered by insurance aggregating in excess of $5,000,000, at any one time rendered against the Company or any of its Subsidiaries and not stayed, bonded or discharged within 60 days; (f) any Guarantee of a Guarantor ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Guarantee and Indenture) or any Guarantor denies or disaffirms its Obligations under its Guarantee; (g) any failure to comply with any material agreement or covenant in, or material provision of, or any breach of a representation under, the Collateral Agreements; (h) the Collateral Agreements cease to create a valid Lien on the assets purported to be pledged or secured thereunder; (i) a court having jurisdiction in the premises enters a decree or order for (1) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable Bankruptcy Law now or hereafter in effect, (2) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (3) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (j) the Company or any Significant Subsidiary (1) commences a voluntary case under any applicable Bankruptcy Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (2) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (3) effects any general assignment for the benefit of creditors.

     If a Default occurs and is continuing, the Trustee must, within 90 days after the occurrence of such Default, give to the Holders notice of such Default.

     13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

     14. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder (direct or indirect) of the Company or the Guarantors (or any such successor entity), as such, shall have any liability for any Obligations of the Company or the Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation, except in their capacity as an obligor or Guarantor of the Notes in accordance with this Indenture. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

     15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     17. Additional Rights of Holders of Transfer Restricted Notes./7/ In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Notes shall have all the rights set forth in the Note Registration Rights Agreement dated as of the date of the Indenture, by and among the Company, the Guarantors and the Initial Purchasers (the "Note Registration Rights Agreement").

     18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon, and any such redemption shall not be affected by any defect in or omission of such numbers.

     19. Notation of Guarantee. As more fully set forth in the Indenture, to the extent permitted by law, each of the Guarantors from time to time, in accordance with Article X of the Indenture, unconditionally and jointly and severally guarantees, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that:

     By its execution of its Guarantee, each of the Guarantors acknowledges and agrees that it receives substantial benefits from the Company and that such party is providing its Guarantee for

_________________________

/7/ To be included only on Transfer Restricted Notes.

good and valuable consideration, including, without limitation, such substantial benefits and services. Accordingly, subject to the provisions of Article X of the Indenture, each Guarantor, jointly and severally, unconditionally guarantees on a senior secured basis to each Holder of a Note authenticated and delivered by the Trustee and its successors and assigns that: (i) the principal of, interest, premium, if any, and Liquidated Damages, if any, on the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration, call for redemption, upon an Excess Cash Flow Offer, a Change of Control Offer, an Asset Sale Offer or otherwise, and interest on overdue principal, premium, if any, Liquidated Damages, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee under the Indenture or under the Notes (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms of the Indenture; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon an Excess Cash Flow Offer, a Change of Control, an Asset Sale Offer or otherwise, subject, however, in the case of clauses (i) and
(ii) above, to the limitations set forth in Section 10.8 of the Indenture.

     When a successor assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor may be released from those obligations.

     20. Governing Law. THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL LAWS AND RULES 327(B).

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture [and/or the Note Registration Rights Agreement]/8/. Requests may be made to:

               MIKOHN GAMING CORPORATION
               920 Pilot Road
               Las Vegas, NV 89119
               Attention: _______________________.

_________________________

/8/ To be included only on Transfer Restricted Notes.

                                Assignment Form

To assign this Note, fill in the form below: (I) or (We) assign and transfer this Note to

________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for it.

________________________________________________________________________________

Date: ___________________

                                    Your Signature:_____________________________
                    (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*

________________________________________________________________________________

*NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or
(iv) such other guarantee program acceptable to the Trustee.

                      Option of Holder to Elect Purchase

     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.13, Section 4.16 or Section 4.17 of the Indenture, check the box below:

               [_] Section 4.13  [_] Section 4.16  [_] Section 4.17

     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.13, Section 4.16 or Section 4.17 of the Indenture, state the amount you elect to have purchased (in denominations of $1,000 only, except if you have elected to have all of your Notes purchased): $___________

Date: ___________________

                                    Your Signature:_____________________________
                    (Sign exactly as your name appears on the face of this Note)

                        Social Security or Tax Identification No.:______________

Signature Guarantee*

________________________________________________________________________________

*NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or
(iv) such other guarantee program acceptable to the Trustee.

            SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE/9/

     The following exchanges of an interest in this Global Note for an interest in another Global Notes or for a Definitive Note, or exchanges of an interest in another Global Note or a Definitive Note for an interest in this Global Note, have been made:

                                                                  Principal
                         Amount of            Amount of           Amount of            Signature of
                        Decrease in          Increase in       this Global Note         Authorized
                         Principal            Principal         Following Such          Officer of
     Date of             Amount of            Amount of            Decrease          Trustee or Note
    Exchange         this Global Note     this Global Note        or Increase           Custodian
    --------         ----------------     ----------------        -----------           ---------

___________________________________

/9/ This should be included only if the Note is issued in global form.

                                   GUARANTEE

     The Guarantors listed below (hereinafter referred to as the "Guarantors," which term includes any successors or assigns under the Indenture, dated the date hereof, among the Guarantors, the Company (defined below) and Firstar Bank, N.A., as trustee (the "Indenture") and any additional Guarantors), have irrevocably and unconditionally guaranteed on a senior secured basis the Guarantee Obligations (as defined in Section 10.8 of the Indenture), which include (i) the due and punctual payment of the principal of, premium, if any, and interest and Liquidated Damages, if any, on the 11.875% Senior Secured Notes due 2008 (the "Notes") of Mikohn Gaming Corporation, a Nevada corporation (the "Company"), whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, an Asset Sale Offer, an Excess Cash Flow Offer, or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest on the Notes, and the due and punctual performance of all other obligations of the Company, to the Holders or the Trustee all in accordance with the terms set forth in Article X of the Indenture, and (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control Offer, an Asset Sale Offer, an Excess Cash Flow Offer, or otherwise.

     The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

     No past, present or future director, officer, employee, incorporator or stockholder (direct or indirect) of the Guarantors (or any such successor entity), as such, shall have any liability for any obligations of the Guarantors under this Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, except in their capacity as an obligor or Guarantor of the Notes in accordance with the Indenture.

     This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Company's obligations under the Notes and Indenture or until released or legally defeased in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and performance and not of collectibility.

     This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

     The obligations of each Guarantor under this Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

     THE TERMS OF ARTICLE X OF THE INDENTURE ARE INCORPORATED HEREIN BY
REFERENCE.

     Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

     IN WITNESS WHEREOF, each of the Guarantors has caused this instrument to be duly executed.

Dated: _____________

                                                [NAME OF GUARANTOR]

                                                By: ____________________________
                                                    Name:
                                                    Title:

                                                [NAME OF GUARANTOR]

                                                By: ____________________________
                                                    Name:
                                                    Title:

                                                [NAME OF GUARANTOR]

                                                By: ____________________________
                                                    Name:
                                                    Title:

                                    EXHIBIT B

                            FORM OF UNIT CERTIFICATE

NO.                                                                    CUSIP NO.

                            MIKOHN GAMING CORPORATION

                                  105,000 UNITS

     THIS GLOBAL UNIT IS COMPOSED OF THE ATTACHED GLOBAL SENIOR SECURED NOTE AND GLOBAL WARRANT CERTIFICATE. THE GLOBAL UNIT, THE GLOBAL SENIOR SECURED NOTE AND THE GLOBAL WARRANT CERTIFICATE ARE COLLECTIVELY REFERRED TO HEREIN AS THE "SECURITIES."

     THE SECURITIES ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF 105,000 UNITS (THE "UNITS"), EACH OF WHICH CONSISTS OF $1,000 PRINCIPAL AMOUNT AT MATURITY OF THE 11.875% SENIOR SECURED NOTES DUE 2008, SERIES A, OF MIKOHN GAMING CORPORATION (THE "COMPANY" AND, SUCH NOTES, THE "NOTES") AND ONE WARRANT (COLLECTIVELY, THE "WAR-RANTS") INITIALLY ENTITLING THE HOLDER THEREOF TO PURCHASE FOUR SHARES OF COMMON STOCK, PAR VALUE $.10 PER SHARE, OF THE COMPANY (SUCH SHARES, THE "WARRANT SHARES").

     THE SECURITIES ARE GLOBAL SECURITIES WITHIN THE MEANING OF THE INDENTURE GOVERNING THE NOTES, WHICH ARE REPRESENTED BY THE GLOBAL SENIOR NOTE CERTIFICATE (THE "INDENTURE"), AND THE WAR-RANT AGREEMENT GOVERNING THE WARRANTS, WHICH ARE REPRESENTED BY THE GLOBAL WARRANT CERTIFICATE (THE "WARRANT AGREEMENT"), AND ARE REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THE SECURITIES ARE NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND THE WARRANT AGREEMENT, AND NO TRANSFER OF THE SECURITIES (OTHER THAN A TRANSFER OF THE SECURITIES AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND THE WARRANT AGREEMENT.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS

REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     PRIOR TO THE EARLIEST OF (I) 180 DAYS AFTER THE CLOSING OF THE OFFERING OF THE UNITS, (II) THE DATE ON WHICH A REGISTRATION STATEMENT WITH RESPECT TO A REGISTERED EXCHANGE OFFER FOR THE NOTES IS DECLARED EFFECTIVE UNDER THE ACT,
(III) THE DATE ON WHICH A SHELF REGISTRATION STATEMENT WITH RESPECT TO THE NOTES OR THE WAR-RANTS AND WARRANT SHARES IS DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (IV) NOTIFICATION OF THE OCCURRENCE OF A CHANGE OF CONTROL OR AN EVENT OF DEFAULT (AS DEFINED IN THE INDENTURE), WITH RESPECT TO THE NOTES, AND (V) SUCH DATE AS THE INITIAL PURCHASERS (AS DEFINED IN THE INDENTURE) (OR THEIR RESPECTIVE SUCCESSORS OR ASSIGNS) IN THEIR SOLE DISCRETION SHALL DETERMINE, THE NOTES AND THE WARRANTS MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER AS A UNIT, AND NOT SEPARATELY.

     THIS UNIT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS UNIT NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS UNIT BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH UNIT PRIOR TO THE DATE THAT IS TWO YEARS (OR SUCH SHORTER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(k) AS PERMITTING RESALES BY NON-AFFILIATES OF RESTRICTED SECURITIES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS UNIT (OR ANY PREDECESSOR OF SUCH UNIT) (THE "RESALE RESTRICTION TERMINATION DATE") EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTION BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO FOREIGN PERSONS THAT OCCUR IN OFFSHORE TRANSACTIONS AND WITHOUT DIRECTED SELLING EFFORTS WITHIN THE MEANINGS OF SUCH TERMS AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE

501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS PURCHASING THE UNIT FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OF SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS UNIT IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY U.S. STATE OR ANY OTHER APPLICABLE JURISDICTION. THE HOLDER OF THIS UNIT AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS UNIT IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                                                MIKOHN GAMING CORPORATION

                                                By: ____________________________
                                                    Name:
                                                    Title:

Date: _________________

                                    EXHIBIT C
                         FORM OF CERTIFICATE OF TRANSFER

Mikohn Gaming Corporation
720 Pilot Road
Las Vegas, NV 89119

Firstar Bank, N.A.
101 5th Street 55101
St. Paul, Minnesota 55101

     Re:  11.875% Senior Secured Notes due 2008

Dear Sirs:

     Reference is hereby made to the Indenture, dated as of August 22, 2001 (the "Indenture"), among Mikohn Gaming Corporation, as issuer (the "Company"), the Guarantors party thereto and Firstar Bank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. ______________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

     1. [_] Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

     2. [_] Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) and the interest transferred will be held immediately thereafter through Euroclear or Clearstream. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

     3. [_] Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any State of the United States, and accordingly the Transferor hereby further certifies that (check one):

         (a) [_] Such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

         (b) [_] Such Transfer is being effected to the Company or a subsidiary thereof; or

         (c) [_] Such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

         (d) [_] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in a form of Exhibit E to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification and provided to the Company, which has confirmed its acceptability), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

     4. [_] Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

          (a) [_] Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture and the Securities Act.

          (b) [_] Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture and the Securities Act.

          (c) [_] Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

_________________________________________       Dated:__________________________
[Insert Name of Transferor]

By: ________________________________________
    Name:
    Title:

                       ANNEX A TO CERTIFICATE OF TRANSFER

     1.   The Transferor owns and proposes to transfer the following:

     [CHECK ONE OF (a) OR (b)]

          (a)  [_]   a beneficial interest in the:

               (i)   [_]  144A Global Note (CUSIP _______), or

               (ii)  [_]  Regulation S Global Note (CUSIP ), or

          (b)  [_]   a Restricted Definitive Note.

     2.   After the Transfer the Transferee will hold:

[CHECK ONE]

          (a)  [_]   a beneficial interest in the:

               (i)   [_]  144A Global Note (CUSIP ), or

               (ii)  [_]  Regulation S Global Note (CUSIP ), or

               (iii) [_]  Unrestricted Global Note (CUSIP ); or

          (b)  [_]   a Restricted Definitive Note; or

          (c)  [_]   an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

                                    EXHIBIT D
                         FORM OF CERTIFICATE OF EXCHANGE

Mikohn Gaming Corporation
720 Pilot Road
Las Vegas, NV [zip]

Firstar Bank, N.A.
101 5th Street 55101
St. Paul, Minnesota 55101

     Re: 11.875% Senior Secured Notes due 2008

Dear Sirs:

     Reference is hereby made to the Indenture, dated as of August 22, 2001 (the "Indenture"), between Mikohn Gaming Corporation, as issuer (the "Company"), the Guarantors party thereto and Firstar Bank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     ____________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

     1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

          (a) [_] Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

          (b) [_] Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive

Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

          (c) [_] Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

          (d) [_] Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

     2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

          (a) [_] Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

          (b) [_] Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the: [CHECK ONE] 144A Global Note or Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                                ________________________________
                                                [Insert Name of Owner]

                                                By: ____________________________
                                                    Name:
                                                    Title:

                                                Dated: _______________

                                    EXHIBIT E

                       FORM OF CERTIFICATE FROM ACQUIRING
                        INSTITUTIONAL ACCREDITED INVESTOR

Mikohn Gaming Corporation
720 Pilot Road
Las Vegas, NV 89119

Firstar Bank, N.A.
101 5th Street 55101
St. Paul, Minnesota 55101

     Re: 11.875% Senior Secured Notes due 2008

Dear Sirs:

     Reference is hereby made to the Indenture, dated as of August 22, 2001 (the "Indenture"), between Mikohn Gaming Corporation, as issuer (the "Company"), the Guarantors party thereto and Firstar Bank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     In connection with our proposed purchase of $____________ aggregate principal amount of: (a) a beneficial interest in a Global Note, or (b) a Definitive Note, we confirm that:

     1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

     2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any Guarantor or any of their respective subsidiaries, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if the proposed transfer is in respect of an aggregate principal amount of Notes of less than $250,000, an Opinion of Counsel in form reasonably accept-able to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act, (F) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel acceptable to the Company) or (G) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note from us in a transaction meeting the requirements of clauses (A) through (F) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

     3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Notes or beneficial interest therein acquired by us must be effected through one of the Initial Purchasers.

     4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

     5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

______________________________________       Dated:_____________________________
[Insert Name of Accredited Investor]

By: ______________________________________
    Name:
    Title:

                                    EXHIBIT F
                         FORM OF SUPPLEMENTAL INDENTURE
                          TO BE DELIVERED BY SUBSEQUENT
                                   GUARANTORS

     Supplemental Indenture (this "Supplemental Indenture"), dated as of ____, among ___________________ (the "Guaranteeing Subsidiary"), a subsidiary of Mikohn Gaming Corporation (or its permitted successor), a Nevada corporation (the "Company"), the Company and Firstar Bank, N.A., as trustee under the Indenture referred to below (the "Trustee").

                              W I T N E S S E T H
                              -------------------

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of August 22, 2001, providing for the issuance of 11.875% Senior Secured Notes due 2008 (the "Notes");

     WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which any newly-acquired or created Guarantor shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

     WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2. Agreement to Guarantee. The Guaranteeing Subsidiary irrevocably and unconditionally guarantees the Guarantee Obligations, which include (i) the due and punctual payment of the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, an Asset Sale Offer, an Excess Cash Flow Offer, or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest on the Notes, and payment of expenses, and the due and punctual performance of all other obligations of the Company, to the Holders or the Trustee all in accordance with the terms set forth in Article X of the Indenture, and (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control Offer, an Asset Sale Offer, an Excess Cash Flow Offer, or otherwise.

     The obligations of Guaranteeing Subsidiary to the Holders and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee.

     No past, present or future director, officer, employee, incorporator or stockholder (direct or indirect) of the Guaranteeing Subsidiary (or any such successor entity), as such, shall have any liability for any obligations of the Guaranteeing Subsidiary under this Subsidiary Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, except in their capacity as an obligor or Guarantor of the Notes in accordance with the Indenture.

     This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the Guaranteeing Subsidiary and its successors and assigns until full and final payment of all of the Company's obligations under the Notes and Indenture or until released in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and performance and not of collectibility.

     The obligations of the Guaranteeing Subsidiary under its Subsidiary Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

     THE TERMS OF ARTICLE X OF THE INDENTURE ARE INCORPORATED HEREIN BY
REFERENCE.

     3. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

     4. Counterparts. The parties may sign any number of copies of this Supple-mental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                                                THE COMPANY:
                                                MIKOHN GAMING CORPORATION

                                                By: ____________________________
                                                    Name:
                                                    Title:

                                                GUARANTEEING SUBSIDIARY:
                                                NAME:

                                                By: ____________________________
                                                    Name:
                                                    Title:

                                                THE TRUSTEE:
                                                FIRSTAR BANK, N.A.

                                                By: ____________________________
                                                    Name:
                                                    Title: